                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             TechTeam Global, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               (TECHTEAM(R) LOGO)

                              TECHTEAM GLOBAL, INC.
                             27335 West 11 Mile Road
                           Southfield, Michigan 48033
                                 (248) 357-2866

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE   Wednesday, May 16, 2007, at 10:00 a.m. Eastern Daylight Time.

PLACE           The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan.

ITEMS OF        1)   To elect eight (8) directors to the Board of Directors of
BUSINESS             TechTeam Global, Inc.;

                2)   To ratify the appointment of Ernst & Young LLP as
                     TechTeam's independent registered public accounting firm for the year ending December 31, 2007;

                3) To approve the TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan; and

                4) To consider such other business as may properly come before the Annual Meeting.

ADJOURNMENTS    Any action on the items of business described above may be
AND             considered at the Annual Meeting at the time and on the date
POSTPONEMENT    specified above or at any time and date to which the Annual
                Meeting may be properly adjourned or postponed.

RECORD DATE     You are entitled to vote only if you were a TechTeam stockholder as of the close of business on March 20, 2007.

MEETING         You are entitled to attend the Annual Meeting only if you were a
ADMISSION       TechTeam stockholder as of March 20, 2007, or hold a valid proxy for the Annual Meeting.

VOTING          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE
                ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE. YOU MAY SUBMIT
                YOUR PROXY OR VOTING INSTRUCTIONS BY COMPLETING THE PROXY CARD
                AND RETURNING IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED OR, IN
                MANY CASES, BY USING THE TELEPHONE OR THE INTERNET. FOR SPECIFIC
                INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE
                SECTION ENTITLED QUESTIONS AND ANSWERS BEGINNING ON PAGE 4 OF
                THIS PROXY AND THE INSTRUCTIONS ON THE PROXY CARD.

                                        By order of the Board of Directors,


                       , 2007           /s/ Michael A. Sosin
-----------------------                 ----------------------------------------
                                        Michael A. Sosin
                                        Vice President, Secretary
                                        and General Counsel

 THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY
  AND TECHTEAM'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31,
2006, ARE FIRST BEING MAILED ON OR ABOUT        TO STOCKHOLDERS ENTITLED TO VOTE
                                AT THE ANNUAL MEETING.

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS .....................................................    4
CORPORATE GOVERNANCE ......................................................    7
   Code of Ethics .........................................................    7
   Director Independence ..................................................    7
   Procedures for Contacting Directors ....................................    7
PROPOSAL 1. ELECTION OF DIRECTORS .........................................    7
   Required Vote and Board of Directors Recommendation ....................    9
BOARD MATTERS .............................................................    9
   Committee Composition and Meeting Attendance ...........................    9
   Director Compensation ..................................................   11
   Audit Committee ........................................................   13
      Independence/Financial Expertise ....................................   13
   Compensation Committee .................................................   14
   Governance and Nominating Committee ....................................   14
      Consideration of Director Nominees ..................................   14
   Strategy and Investment Committee ......................................   14
   Executive Sessions .....................................................   14
   Director Attendance at Annual Meeting ..................................   14
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS ...........   15
   Information about our Independent Registered Public Accounting Firm ....   15
   Fees of Ernst & Young LLP for 2006 .....................................   15
   Pre-Approval Policies and Procedures ...................................   15
   Required Vote and Board of Directors Recommendation ....................   16
PROPOSAL 3. APPROVAL OF THE TECHTEAM GLOBAL, INC. 2006 INCENTIVE STOCK AND
AWARDS PLAN ...............................................................   16
   Required Vote and Board of Directors Recommendation ....................   16
   Summary of the Stock Plan ..............................................   17
      General .............................................................   17
      Administration ......................................................   17
      Eligibility .........................................................   17
      Section 162(m) Limitations ..........................................   17
      Other Limitations ...................................................   17
      Terms and Conditions of Options .....................................   17
      Terms and Conditions of Stock Awards ................................   18
      Performance Goals ...................................................   18
      Nontransferability ..................................................   18
      Adjustment Provisions; Change of Control ............................   19
      Amendment and Termination of the Plan ...............................   19
      New Plan Benefits ...................................................   19
      Future Awards Under the Plan ........................................   20
      Federal Income Tax Consequences .....................................   20

      Accounting Treatment ................................................   21
      Incorporation by Reference ..........................................   21
OWNERSHIP OF COMPANY STOCK ................................................   22
   Section 16(a) Beneficial Ownership Reporting Compliance ................   23
EXECUTIVE MANAGEMENT COMPENSATION AND MANAGEMENT INFORMATION ..............   24
   Information Regarding Executive Management .............................   24
   Compensation Discussion & Analysis .....................................   25
      Management and Board Changes in 2006 ................................   25
      Executive Compensation Policy .......................................   25
      The Committee's Processes ...........................................   25
      Elements of Executive Compensation ..................................   25
      Employee and Post-Employment Benefits ...............................   28
      Perquisites .........................................................   28
      Employment Contracts ................................................   29
      Severance Benefits ..................................................   29
      Deductibility Cap on Executive Compensation .........................   30
      Compensation Consultants ............................................   30
      2007 Compensation Decisions .........................................   30
   Summary Compensation Table .............................................   31
   Grants of Plan-Based Awards ............................................   33
   Outstanding Equity Awards at Fiscal Year End ...........................   34
   Options Exercised and Stock Vested .....................................   35
   Deferred Compensation Program ..........................................   35
   Retirement Benefits ....................................................   35
COMPENSATION COMMITTEE REPORT .............................................   35
REPORT OF THE AUDIT COMMITTEE .............................................   36
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ...............   36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................   37
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING .............................   37
OTHER MATTERS .............................................................   37

                              TECHTEAM GLOBAL, INC.
                             27335 W. 11 MILE ROAD,
                           SOUTHFIELD, MICHIGAN 48033
                                 (248) 357-2866

                                 PROXY STATEMENT

     The Board of Directors of TechTeam Global, Inc. ("TechTeam" or the "Company") is soliciting proxies for the 2007 Annual Meeting of Stockholders (the "Annual Meeting"). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

     The Board of Directors of TechTeam (the "Board of Directors" or the "Board") has set March 20, 2007 as the record date for the Annual Meeting. Stockholders of record who owned TechTeam's common stock at the close of business on that date are entitled to vote at and attend the Annual Meeting, with each share entitled to one vote. There were approximately 10,415,176 shares of TechTeam's common stock outstanding on the record date.

                              QUESTIONS AND ANSWERS

Q:   WHEN AND WHERE IS THE ANNUAL MEETING?

A: TechTeam's 2007 Annual Meeting of Stockholders is being held on Wednesday, May 16, 2007, at 10:00 a.m. Eastern Daylight Time at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan. Please visit www.techteam.com for a map providing directions to the Annual Meeting.

Q:   DO I NEED A TICKET TO ATTEND THE ANNUAL MEETING?

A: No, you will not need a ticket to attend the Annual Meeting. However, we ask that you bring evidence that you are a stockholder of record, such as your most recent account statement prior to March 20, 2007.

Q:   WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving a proxy statement and proxy card from us because you owned shares of common stock of TechTeam on the record date. This proxy statement describes proposals on which we would like you, as a stockholder, to vote. It also provides you information regarding these proposals so that you can make an informed decision. The proxy card is used for voting.

Q:   WHAT AM I VOTING ON?

A:   You are being asked to vote on:

     -    The election of eight nominees to serve on our Board of Directors;

     - The ratification of the appointment of Ernst & Young LLP to serve as TechTeam's independent registered public accounting firm for the year ending December 31, 2007; and

     -    To approve the TechTeam Global, Inc. 2006 Incentive Stock and Awards
          Plan.

Q:   WHAT IS THE EFFECT OF SIGNING AND RETURNING MY PROXY CARD?

A: When you sign and return the proxy card, you appoint William C. Brown and Marc J. Lichtman as your representatives at the Annual Meeting. Mr. Brown and Mr. Lichtman will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the Annual Meeting just in case your plans change. You can vote in-person at the Annual Meeting, even if you have already sent in your proxy card.

     If you sign and return but do not indicate on the proxy card how you want your votes cast, Mr. Brown and Mr. Lichtman will vote your shares FOR the election of all nominees for director, FOR the ratification of Ernst & Young LLP as TechTeam's independent registered public accounting firm for the 2007 fiscal year, and FOR approval of the TechTeam Global, Inc. 2006 Stock Incentive and Awards Plan.

     If you sign and return the proxy card, and a matter properly comes up for a vote at the Annual Meeting that is not described in this proxy statement, Mr. Brown and Mr. Lichtman will vote your shares in their discretion.

Q:   HOW DO I VOTE?

A: There are up to four possible ways that you may vote, as explained in the detailed instructions on your proxy card. In summary, you may:

     -    Mail in your completed, signed and dated proxy card.

     - If set forth on your proxy card, you may place your vote via the Internet.

     -    If set forth on your proxy card, you may place your vote by telephone.

     -    Vote in-person by attending our Annual Meeting.

     We will pass out written ballots to any stockholder that wishes to vote in-person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

     If you vote by Internet or telephone, you do not need to mail in your proxy card. The Internet and telephone voting procedures have been designed to verify stockholders' identities and allow stockholders to confirm that their voting instructions have been properly recorded.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers or other nominees. Please complete and provide voting instructions for all proxy cards and voting instruction cards that you receive.

Q:   WHAT IF I CHANGE MY MIND AFTER I HAVE VOTED?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the Annual Meeting by:

     - Voting again via the Internet or by telephone (only your latest vote will be counted);

     - Completing, signing and returning another proxy card that is dated after the date of your earlier proxy card (again, only your latest vote will be counted);

     - Sending written notice to our Corporate Secretary at our principal executive offices in Southfield, Michigan, which notice must be received prior to the date of the Annual Meeting, stating that you would like to revoke your proxy; or

     -    Voting in-person at the Annual Meeting.

     If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy or by the representatives as explained in the proxy statement.

Q:   WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: They could be. If your shares are held in street name and you do not instruct your nominee how to vote your shares, your nominee may either use its discretion to vote your shares on "routine matters" (such as the election of directors) or leave your shares unvoted. For "non-routine matters," your nominee will not be able to vote on such matters.

     We encourage you to provide instructions to your nominee by completing the instruction card or proxy that it sends to you. This will ensure that the nominee votes your shares at the Annual Meeting as you direct.

Q:   WHAT IS A "BROKER NON-VOTE"?

A: Under the rules that govern brokers who have record ownership of shares that they hold in "street name" for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on "routine matters," such as director elections, but not on non-routine matters, such approving stock option plans.

Q:   HOW ARE BROKER NON-VOTES COUNTED?

A: Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. A broker non-vote will not affect the outcome of any proposal in this proxy statement.

Q:   HOW MANY SHARES CAN BE VOTED AT THE ANNUAL MEETING?

A: As of the record date, approximately 10,415,176 shares of common stock were outstanding. Each outstanding share of common stock entitles the record holder to one vote on all matters covered in this proxy statement.

Q:   HOW DO I VOTE IF I HOLD COMMON STOCK IN MY TECHTEAM 401(K) ACCOUNT?

A: If you are a TechTeam employee who is a stockholder through TechTeam's Retirement Savings Plan (the "Plan"), you will receive a form proxy with respect to all of your shares so registered. You have the right to direct the Trustee of the Plan how to vote the shares allocated to your account.

Q:   WHAT IS A "QUORUM"?

A: A "quorum" is the number of shares of common stock that must be present, in-person or by proxy, in order for business to be transacted at the Annual Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding and entitled to vote at the Annual Meeting. There must be a quorum present for the Annual Meeting to be held. All stockholders present in-person or represented by completed and signed proxy cards, Internet votes and telephone votes, whether representing a vote for, against, withheld, or abstained or a broker non-vote, will be counted toward the quorum.

Q:   WHAT IS THE REQUIRED VOTE FOR A PROPOSAL TO PASS?

A: With regard to the proposal for the election of directors, the required vote is a plurality of the votes of the shares present in-person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. There is no cumulative voting for the election of directors. With regard to each other proposal, the required vote is the affirmative vote of a majority of shares that are (i) present in-person or represented by proxy at the Annual Meeting and (ii) entitled to vote on each such proposal.

Q:   HOW ARE ABSTENTIONS AND WITHHELD VOTES COUNTED?

A: Abstentions and withheld votes are counted for the purposes of determining both (i) the presence of a quorum and (ii) the total number of shares entitled to vote with respect to a proposal. Withheld votes will have no effect on the outcome of the election of directors. Abstentions will have the same effect as a vote "AGAINST" all other proposals being presented at this Annual Meeting.

Q:   WHO IS SOLICITING MY VOTE?

A: This proxy solicitation is being made by the Board of Directors of TechTeam and will be paid for by the Company. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet or fax, in-person or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and TechTeam's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

Q:   HOW MAY I OBTAIN A COPY OF TECHTEAM'S 2006 ANNUAL REPORT ON FORM 10-K?

A: TechTeam's Annual Report to Stockholders, which is being mailed with this proxy statement, includes a copy of the Company's 2006 Annual Report on Form 10-K. Stockholders may request another free copy by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 W. 11 Mile Road, Southfield, Michigan, 48033; or by calling 1-248-357-2866; or by visiting our Web site at http://www.techteam.com/investors. We will also provide copies of any exhibit to the 2006 Annual Report on Form 10-K, at no expense, if specifically requested.

                              CORPORATE GOVERNANCE

     TechTeam is committed to sound corporate governance principles, which are essential to running TechTeam's business efficiently and to maintaining TechTeam's integrity in the marketplace. A written charter has been developed and approved by the Board for each of the four Board Committees. The charters are reviewed annually and modified as appropriate. The Audit Committee Charter, Compensation Committee Charter, Governance and Nominating Committee Charter, and Strategy and Investment Committee Charter are available at http://www.techteam.com/investors under the heading "Governance."

CODE OF ETHICS

     The Company has adopted a code of ethics that applies to all of its directors, officers (including its chief executive officer, chief financial officer and any other person performing similar functions) and employees. The Code of Business Conduct is also available on our Web site at http://www.techteam.com/investors under the heading "Governance."

DIRECTOR INDEPENDENCE

     The Board has determined that each of the nominees standing for election, except William C. Brown, the Company's President and Chief Executive Officer, has no material relationship with TechTeam (either directly or as a partner, stockholder or officer of an organization that has a relationship with TechTeam) and is independent within the meaning of the NASDAQ(R) Global Market ("NASDAQ") director independence standards as of the date of this proxy statement. Furthermore, the Board has determined that no member of the Audit Committee, Compensation Committee or Governance and Nominating Committee has a material relationship with TechTeam (either directly or as a partner, stockholder or officer of an organization that has a relationship with TechTeam) and that each such member is "independent" within the meaning of the NASDAQ independence standards.

PROCEDURES FOR CONTACTING DIRECTORS

     The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate generally with the Board or with a specific director at any time by writing to TechTeam's Secretary at 27335 W. 11 Mile Road, Southfield, Michigan, 48033. The Secretary will review all messages received and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board or a specific director. Communications can also be forwarded by email to bod@techteam.com. The Secretary monitors this email address.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The stockholders elect TechTeam's directors annually, as TechTeam does not have staggered board terms. Each director will serve until the 2008 Annual Meeting of Stockholders, or until he or she is succeeded by another qualified director who has been duly elected. As of the date of this proxy statement, there are eight members of the TechTeam Board of Directors.

     If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Accordingly, stockholders will be electing eight (8) directors. Proxies may not be voted for a greater number of persons than the number of nominees (eight) named in this proxy statement.

     The following is a description of the background of the persons nominated for election as directors of TechTeam.

     WILLIAM C. BROWN, 55, has been a director since April 2006. Mr. Brown has been President and Chief Executive Officer of TechTeam since February 16, 2006. Previously, Mr. Brown was a vice president in the Americas Group BTO organization at IBM since March 2004. During this period, Mr. Brown served in the positions of Vice President of Sales for the Americas and Vice President of the Americas Public Sector. From April 2001 until mid-2003, Mr. Brown was President, Chief Executive Officer and a member of the Board of Directors at Aztec Software, Inc., a small publicly-traded Indian company. In the late 1990's, until he left IBM to join Aztec, Mr. Brown was Vice President of the Worldwide Application Management Services business, one of four major outsourcing segments in IBM Global Services.

     KENT HEYMAN, 51, has been a director since June 2006. Mr. Heyman has been the Chairman of the Board and Chief Executive Officer of Migo Software, Inc. (OTC: "MIGO"), a publicly-traded provider of mobile computing software, since September 2006 and January 2006, respectively. Mr. Heyman was the Chief Executive Officer of ServiceWare Technologies, Inc., a provider of customer relationship management software applications that is now known as Knova Software, Inc. (OTC: "KNVS"), from September 2001 to February 2006, and he served as the company's non-executive Chairman until March 2007, when it was sold to Consona Corporation. Prior to joining ServiceWare, Mr. Heyman was a founding officer and General Counsel to MPower Communications, Inc., a competitive telecommunications provider.

     GENERAL JOHN P. JUMPER (USAF RET.), 62, has been a director since June 2006. General Jumper retired from the United States Air Force effective November 1, 2006. From September 2001 through November 1, 2006, General Jumper was Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of more than 700,000 active-duty, Guard, Reserve and civilian forces serving in the United States and overseas. As a member of the Joint Chiefs of Staff, General Jumper functioned as a military advisor to the Secretary of Defense, National Security Council and the President. Between February 2000 and September 2001, General Jumper was the Commander of Headquarters Air Combat Control. General Jumper serves on the Board of Directors of Goodrich Corporation (NYSE: "GR"), the Board of Directors of Vought Aircraft Industries and the Board of Directors of Rolls Royce North America. He also serves on the Board of Directors of the Air Force Association, the George C. Marshall Foundation and the Air Force Village Charitable Foundation.

     JAMES A. LYNCH, 56, has been a director since June 2006. Since 1998, Mr. Lynch has been Managing Director of Draper Atlantic, an early stage information technology venture capital firm. Mr. Lynch is a director of Group Logic, Inc., a developer of network workflow software products.

     ALOK MOHAN, 58, has been a director and Chairman of the Board since June 2006. Mr. Mohan served as Chief Executive Officer of Santa Cruz Operations, Inc. ("SCO") from July 1995 until April 1998, when he was appointed that company's Chairman of the Board. He served as Chairman of SCO until May 2001, when a portion of SCO's assets were sold to Caldera International, Inc. He continued as Chairman of the Board of Directors of the remaining business, renamed Tarantella, Inc., until it was sold to Sun Microsystems, Inc. in 2006. From May 1994 to July 1995, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer of SCO. Prior to joining SCO, Mr. Mohan was employed with NCR Corporation ("NCR"), where he served as Vice President of Strategic Planning and Controller and Vice President and General Manager of the Workstation Products Division at NCR. Mr. Mohan is also the non-executive Chairman of the Board of Directors of Rainmaker Systems, Inc., Inc. (NASDAQ:
"RMKR"), and he serves on the Board of Directors of Stampede Technologies, Inc. and CrystalGraphics, Inc.

     JAMES G. ROCHE, DBA, 67, has been a director since June 2006. Dr. Roche served as the 20th Secretary of the United States Air Force from June 2001 through January 2005. For the five years prior to his Air Force service, he was Corporate Vice President and President of the Electronic Sensors and Systems Sector of Northrop Grumman Corporation. Secretary Roche held various other positions with Northrop Grumman, which included Corporate Vice President and Chief Advanced Development, Planning, and Public Affairs Officer responsible for the company's strategy development and mergers and acquisition strategy. Dr. Roche is a retired Captain in the United States Navy with 23 years of service. He is currently a director of the Orbital Sciences Corporation (NYSE: "ORB").

     ANDREW R. SIEGEL, 38, has been a director since June 2006. Since March 2005, Mr. Siegel has been a Senior Vice President at Roark, Rearden & Hamot Capital Management LLC, an investment management firm that is the general partner of Costa Brava Partnership III, L.P. Since October 2004, Mr. Siegel has been the founding Managing Member of White Bay Capital Management, an investment management firm. From July 2003 to February 2004, Mr. Siegel was a Member of Debt Traders, Ltd., a capital management firm. He was a Financial Advisor to Professional Television Network, a broadcasting company, from October 2002 to March 2003. In 2001 and 2002, he was an investment banker with Deutsche Bank.

     RICHARD R. WIDGREN, 64, has been a director since May 2005. Mr. Widgren is currently Vice President -- Finance, Treasurer and Chief Financial Officer of Urban Science, Inc., a retail sales channel consulting company, where he began employment in August 2001. Previously, Mr. Widgren served as Vice President -- Finance and Corporate Controller of Kelly Services, Inc. Mr. Widgren is a member of the Detroit Medical Center Board of Directors where he serves as the chairman of the Audit Committee.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

     If a quorum is present, the eight nominees receiving the highest number of votes will be elected to serve as a director until the 2008 Annual Meeting of Stockholders, or until he is succeeded by another qualified director who has been elected. Withheld votes and broker non-votes will each be counted as present for the purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                                  BOARD MATTERS

     At the Company's 2006 Annual Meeting of Stockholders on June 14, 2006, the stockholders elected the current members of the Board, William C. Brown, Kent Heyman, John P. Jumper, James A. Lynch, Alok Mohan, James G. Roche, Andrew R. Siegel and Richard R. Widgren, who were nominated pursuant the Settlement Agreement between the Company and Costa Brava Partnership III, LP. Messrs. Heyman, Jumper, Lynch, Mohan, Roche and Siegel, replaced Kim A. Cooper, William
F. Coyro, Jr., G. Ted Derwa, Wallace D. Riley, Gregory C. Smith and Richard G. Somerlott on the Board.

COMMITTEE COMPOSITION AND MEETING ATTENDANCE

     During 2006, the Board held 21 meetings, of which 15 meetings were held before the 2006 Annual Meeting and 6 were held after the 2006 Annual Meeting. The Board has four committees: (1) Audit, (2) Compensation, (3) Governance and Nominating and (4) Strategy and Investment. The membership during the last fiscal year and the function of each of the committees are set forth below. Each director attended at least 75% of all Board and applicable Committee meetings.

                                                     GOVERNANCE AND   STRATEGY AND
NAME OF DIRECTOR              AUDIT   COMPENSATION     NOMINATING      INVESTMENT
----------------             ------   ------------   --------------   ------------
William C. Brown                                                         Member
Kent Heyman                              Chair           Member
John P. Jumper                           Member                          Member
James A. Lynch                                                           Chair
Alok Mohan                               Member          Member
James G. Roche               Member                      Chair
Andrew R. Siegel             Member                                      Member
Richard R. Widgren           Chair
NUMBER OF MEETINGS IN 2006     11          11              5               5

     Prior to the 2006 Annual Meeting, the Audit Committee was comprised of Messrs. Riley, Smith (Chair) and Widgren; the Compensation Committee was comprised of Messrs. Derwa (Chair), Riley and Smith; the Governance and Nominating Committee was comprised of Messrs. Cooper, Derwa and Somerlott (Chair); and the Strategy and Investment Committee was comprised of Messrs. Cooper (Chair), Coyro and Widgren.

DIRECTOR COMPENSATION

     On June 23, 2006, the Board adopted a compensation plan for non-employee directors, which included cash compensation and equity compensation ("Directors Compensation Plan"). A non-employee director's total cash compensation is based upon his responsibilities and the number of committee meetings attended, as set forth below:

Monthly retainer                                                   $3,000
Additional monthly retainer for service as Chairman of the Board   $3,250
Additional monthly retainer for the Chair of standing committees   $1,000
Fee for each committee meeting attended in person                  $1,000
Fee for each committee meeting attended telephonically             $  500

     Each director is required to receive a minimum of 25% of his monthly Board retainer, but may elect to receive up to 100% of his cash compensation, in the common stock of the Company. The price of the common stock is determined as of the closing price of the Company's common stock on the last day of the quarter in which the compensation was earned.

     The equity compensation portion of the Directors Compensation Plan provides for the grant of common stock, restricted stock and stock options and is conditioned on stockholder approval of the 2006 Incentive and Stock Award Plan ("Stock Plan") at this Annual Meeting. Assuming that the Stock Plan will be approved by the stockholders, the following table sets forth non-employee director equity compensation for 2006:

Common stock award for each Board meeting attended in person           100
Common stock award for each Board meeting attended telephonically       50
Option award for all Board members                           10,000
Option award for Chairman                                     8,000
Option award for the Chair of each standing committee         4,000
Option award for non-chair committee members                  2,000

     If the stockholders approve the Stock Plan, the options will be fully vested. If the Stock Plan is not approved by the stockholders, non-employee directors will receive in cash the fair market value of the equity compensation that he would have received had the Stock Plan been approved.

     On March 16, 2007, the Board adopted the "Non-Employee Directors Equity Fee Guidelines under the 2006 Incentive Stock and Awards Plan" that sets non-employee equity compensation for 2007 and thereafter. Under these guidelines, each non-employee director on May 31, 2007 shall be granted a one-time grant of restricted stock and stock options for a number of shares of common stock that is determined based on the director's responsibilities on May 31, 2007, as follows:

BOARD OF DIRECTORS   RESTRICTED STOCK   OPTIONS
------------------   ----------------   -------
All Board Members         10,000         15,000
Board Chairman             8,000         12,000
Committee Chairman         4,000          6,000
Committee Members          2,000          3,000

     The restricted stock granted to each Board member vests ratably over four
(4) years. The options will be granted to each director in three separate grants as follows: (a) one-half of the options shall vest ratably, on a monthly basis, over three (3) years; (b) one-third of the options will vest ratably, on a monthly basis, over two (2) years; and (c) the remaining one-sixth of the options shall vest monthly over the one year.

     After 2007, on May 31 of each year, each non-employee director shall be granted stock options for a number of shares of common stock determined based upon the director's responsibilities on May 31, as follows:

BOARD OF DIRECTORS   OPTIONS
------------------   -------
All Board Members     10,000
Board Chairman         8,000
Committee Chairman     4,000
Committee Members      2,000

     These options will vest ratably, on a monthly basis, over four (4) years. Upon termination of a non-employee director's service as a Board member, Chairman, Committee Chairman or Committee member, the unvested restricted stock or stock options will be forfeited. The non-employee directors will also continue to receive common stock for attendance at meetings of the Board.

     Prior to June 23, 2006, the monthly retainer per director was $3,000 and fees related to committees were $1,000 per committee meeting and an additional $1,000 per committee meeting chaired. The Chairman of the Board received an additional retainer of $6,000 per month, and the Chair of the Compensation and Audit Committees received an additional $2,000 per month. Mr. Brown receives no additional compensation for his service as a director. Dr. Coyro received compensation as a director after he was no longer an employee of the Company.

DIRECTOR COMPENSATION TABLE

     The following table sets forth the cash value of all compensation earned by current and former directors for their service during 2006:

                        FEES EARNED      STOCK       OPTION         TOTAL
    DIRECTOR NAME         IN CASH     AWARDS (1)   AWARDS (2)   COMPENSATION
    -------------       -----------   ----------   ----------   ------------
Kim A. Cooper             $90,000       $    --      $    --      $ 90,000
William F. Coyro, Jr.       6,000            --           --         6,000
G. Ted Derwa               73,000            --           --        73,000
Kent Heyman*               34,750        11,044       45,218        91,012
John P. Jumper*            21,750        11,572       39,565        72,887
James A. Lynch*            24,750         9,794       39,565        74,109
Alok Mohan*                39,813        17,259       62,174       119,246
Wallace D. Riley           53,000            --           --        53,000
James G. Roche*            26,750        11,044       45,218        83,012
Andrew R. Siegel* (3)          --        22,127       39,565        61,692
Gregory C. Smith           80,000            --           --        80,000
Richard G. Somerlott       47,000            --           --        47,000
Richard R. Widgren*        74,750        11,572       39,565       125,887

*    Denotes current Board members; no asterisk denotes former Board member.

(1) Represents the fair market value of stock accrued subject to the approval of the Stock Plan by the stockholders at this Annual Meeting. If the Stock Plan is not approved, the directors will be paid the fair market value in cash.

(2) Represents the fair market value of stock options computed in accordance with SFAS 123R on the date of grant of June 23, 2006, which is subject to the approval of the Stock Plan. If the Stock Plan is not approved, the directors will be paid the fair value set forth in the table in cash.

(3) Mr. Siegel has declined receive cash compensation from the Company. He is currently receiving 100% of his cash earnings in the form of Company common stock, pending approval of the Stock Plan. If the Stock Plan is not approved by the stockholders, Mr. Siegel will decline any cash compensation in lieu of common stock.

AUDIT COMMITTEE

     The Audit Committee assists the Board in fulfilling its responsibilities for the general oversight of the integrity of TechTeam's financial statements, the independent registered public accounting firm's qualifications and independence, and risk assessment and risk management. Among other things, the Audit Committee prepares the Report of the Audit Committee for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee's performance; appoints, evaluates and determines the compensation of TechTeam's independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews TechTeam's disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on TechTeam's financial statements. The Audit Committee is also responsible for the review and approval or ratification of any related party transaction required to be reported by the Company, and while the policies and procedures relating to the Audit Committee's review and approval of related party transactions are not in writing, they are evidenced through the minutes of the Audit Committee meetings where a related party transaction is discussed. The Audit Committee works closely with management as well as TechTeam's independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from TechTeam for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The report of the Audit Committee is included in this proxy statement on page 35.

     Independence/Financial Expertise

     The Board has determined that all members of the Audit Committee are independent directors according to the independence standards adopted by NASDAQ. None of the members of the Audit Committee receive compensation from the Company, except in their capacity as directors. Further, the Board has specifically determined that each member is not an affiliate of the Company pursuant to Exchange Act Rule 240.10A-3 (b)(1)(ii)(B). The Board has determined Richard R. Widgren qualifies as an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE

     The Compensation Committee discharges the Board's responsibilities relating to compensation of TechTeam's executives; conducts an evaluation of the Chief Executive Officer; provides general oversight of TechTeam's compensation structure, including TechTeam's equity compensation plans; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include the following: determining the compensation of executive officers; approving employment agreements for executive officers; approving and amending TechTeam's incentive compensation and equity compensation programs (subject to stockholder approval if required); recommending director compensation to the Board; and annually evaluating the Compensation Committee's performance and its charter.

     The report of the Compensation Committee is included in this proxy statement beginning on page 34. The Compensation Committee has also approved the Compensation Discussion and Analysis contained in this proxy statement (the "CD&A") and recommended approval of the CD&A by the Board.

GOVERNANCE AND NOMINATING COMMITTEE

     The Governance and Nominating Committee identifies and nominates individuals qualified to become Board members, consistent with criteria approved by the Board, and identifies best practices and recommends corporate governance principles. Other specific duties and responsibilities of the Governance and Nominating Committee include the following: annually assessing the size and composition of the Board; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; and overseeing the annual evaluation of the Board.

     Consideration of Director Nominees

     The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at meetings of the Governance and Nominating Committee and may be considered at any point during the year.

     The Board believes that all of its directors should have the highest personal integrity and have a demonstrated record of ability and judgment. There are no firm minimum qualifications or skills that a candidate must possess. The Committee evaluates director candidates on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience in developing and analyzing business strategies, financial literacy and, for incumbent directors, past performance.

     Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee's name and qualifications for Board membership, all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), and the written consent of the person proposed to be nominated to be named in the proxy statement as a nominee and serve as a director if elected. Nominations should be addressed to:

          Corporate Secretary
          TechTeam Global, Inc.
          27335 W. 11 Mile Road
          Southfield, MI 48033

     The Governance and Nominating Committee will evaluate a stockholder nominee for director in the same manner as any other proposed nominee.

STRATEGY AND INVESTMENT COMMITTEE

     The purpose of the Strategy and Investment Committee is to work with management to review, assess and recommend to the Board, as a whole, the long-term business goals and strategies of the Company, and to oversee the investment objectives and performance of the Company's investment activities.

EXECUTIVE SESSIONS

     Executive sessions of non-employee directors are scheduled at the end of each regular meeting of the Board. The sessions are scheduled and chaired by the non-employee Chairman of the Board.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

     The Company expects each of its directors and director nominees to attend the Annual Meeting.

         PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has selected Ernst & Young LLP ("Ernst & Young") to serve as TechTeam's independent registered public accounting firm for the fiscal year ending December 31, 2007. The stockholders will be asked to ratify the selection at the Annual Meeting.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young, or its predecessors, have audited our consolidated financial statements since TechTeam became a public company in 1987. As our independent registered public accounting firm, Ernst & Young will audit our consolidated financial statements for fiscal 2007 and perform audit-related services in connection with various accounting and financial reporting matters. Ernst & Young also performs certain non-audit services for TechTeam that are permitted under the Sarbanes-Oxley Act of 2002 and related rules of the SEC. The Audit Committee has determined that the provision of audit-related and permitted non-audit services by Ernst & Young is compatible with maintaining Ernst & Young's independence pursuant to the auditor independence rules of the SEC.

FEES OF ERNST & YOUNG LLP FOR 2006

     The aggregate fees for professional services by Ernst & Young in 2006 and 2005 were as follows:

   TYPE OF FEES          2006      2005
   ------------         ------    ------
                        ($ in thousands)
Audit Fees...........   $1,020    $1,042
Audit-Related Fees...       29        22
Tax Fees.............      129       123
                        ------    ------
Total................   $1,178    $1,187
                        ======    ======

     In the above table, in accordance with SEC definitions and rules, "audit fees" are fees for professional services for the audit of the Company's consolidated financial statements included in Form 10-K, the related assessment of the Company's internal controls over financial reporting and disclosure; the evaluation of management's assessment of the Company's internal controls over financial reporting and disclosure; review of financial statements included in Form 10-Qs; or for services that are normally provided by the independent auditor in connection with statutory and regulatory filings. "Audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements, such as audits of employee benefit plans, accounting consultation and pre-acquisition financial due diligence. "Tax fees" are fees for tax compliance and tax planning and consulting, including expatriate tax services.

PRE-APPROVAL POLICIES AND PROCEDURES

     In 2006, all audit and non-audit services performed by Ernst & Young were approved in advance by the Audit Committee. As permitted by the SEC's rules, the Audit Committee adopted a policy that provides for pre-approval by the Audit Committee of specifically defined audit, non-audit and tax-related services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any such decision to the Audit Committee at its next meeting.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

     The affirmative vote of a majority of votes cast at the meeting, at which a quorum is present, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for the purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TECHTEAM'S INDEPENDENT REGISTERED PUBLIC
          ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

                PROPOSAL 3. APPROVAL OF THE TECHTEAM GLOBAL, INC.
                      2006 INCENTIVE STOCK AND AWARDS PLAN

     The Board of Directors has approved the TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan (the "Stock Plan") to replace the 2004 Incentive Stock and Awards Plan for employees ("2004 Plan") and the 1996 Non-Employee Director Stock Plan ("1996 Plan"). The Stock Plan will not become effective until TechTeam's stockholders approve it. The Board is asking TechTeam stockholders to approve the Stock Plan to assist TechTeam in (1) achieving its goals of increasing profitability and stockholder value and (2) fully implementing its compensation strategies as set forth in the Compensation Discussion and Analysis starting on p. 24.

     The Company seeks to have 2,300,000 shares of the Company's common stock authorized and reserved for issuance under the Stock Plan. These 2,300,000 shares represent approximately 22% of the outstanding shares of TechTeam's common stock as of March 1, 2007.

     The Stock Plan has the following significant features:

     - Authorizes the grant of common stock, restricted stock, performance stock and stock options.

     -    All awards under the plan are granted or valued at fair market value.

     - Awards that are canceled, forfeited or expired are available for re-grant as new awards under the Stock Plan.

     - Only 800,000 shares of the 2,300,000 shares of the Company's common stock reserved for issuance under the Stock Plan may be granted as restricted stock or performance stock awards.

     - No employee may be granted, in any calendar year, options for more than 150,000 shares, restricted stock awards of more than 25,000 shares and performance stock awards for more than 25,000 shares.

     As outlined in the CD&A, TechTeam's strategy for the compensation of its executive officers includes the use of equity, such as stock options or restricted stock that vests over time, in order to retain high performing executives. The approval of the Stock Plan is necessary to provide an adequate number of shares for the award of stock options, restricted stock and performance stock under the Company equity incentive plans.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

     Approval of the Stock Plan requires the affirmative vote of a majority of the shares of TechTeam common stock present in-person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

                  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF
         THE TECHTEAM GLOBAL, INC. 2006 INCENTIVE STOCK AND AWARDS PLAN,
               AND URGES EACH STOCKHOLDER TO VOTE "FOR" APPROVAL.

SUMMARY OF THE STOCK PLAN

     General

     The purpose of the Stock Plan is to increase stockholder value by attracting and retaining outstanding individuals to serve as officers, employees, non-employee members of the Board, consultants and advisors to TechTeam. The Stock Plan is intended to encourage ownership in TechTeam by directors and key personnel whose long-term employment is considered essential to TechTeam's continued progress, and thereby align participants' and stockholders' interests. Stock options and stock awards may be granted under the Stock Plan.

     Administration

     The Compensation Committee of the Board (the "Committee") will administer the Stock Plan for employees, and the Board will administer the Stock Plan for non-employee directors.

     Eligibility

     Awards may be granted under the Stock Plan to employees of TechTeam and its subsidiaries, individuals who are engaged to become employees, non-employee members of the Company's Board of Directors, or consultants or advisors who provide valuable services to TechTeam or its subsidiaries. Incentive stock options, however, may be granted only to employees of TechTeam or its consolidated subsidiaries. Currently, there are approximately 2,300 employees and 7 non-employee directors eligible to receive awards under the Stock Plan. Subject to any limitations imposed by the Stock Plan, the Compensation Committee, with the advice of the Company's President and Chief Executive Officer ("CEO"), selects the individuals to whom awards will be granted, the time or times at which such awards are granted, and the terms of such awards, except the Board has delegated limited authority to the CEO to grant up to 3,000 stock options or 1,000 restricted stock to non-executive officer employees of the Company and its subsidiaries.

     Section 162(m) Limitations

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid annually to TechTeam's Chief Executive Officer or any of the four other most highly compensated officers who are in office at the end of the tax year. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Stock Plan provides that no employee may be individually granted more than 150,000 stock options, 25,000 shares of restricted stock or 25,000 shares of performance stock in any calendar year.

     Other Limitations

     No more than 1,000,000 shares may be issued under the Stock Plan pursuant to incentive stock options. No more than 800,000 shares may be granted under the Stock Plan as restricted stock and performance stock awards.

     Terms and Conditions of Options

     An option entitles the holder to purchase a share of TechTeam's common stock at the price and during the period specified by the Committee. Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options. Each option is evidenced by a stock option agreement between TechTeam and the optionee and is subject to the following additional terms and conditions:

     Exercise Price. The exercise price of a stock option may not be less than 100% of the fair market value of a share of the TechTeam common stock on the date such stock option is granted. The fair market value of the common stock is the closing price on date the option is granted or, if the option is not granted on a trading day, the closing price on the last trading day before the grant date. No option may be amended or changed to reduce the exercise price of such option. The closing price of the Company's common stock on March 1, 2007 was $12.28.

     Exercise of Option; Form of Consideration. The Committee determines when options become exercisable and, in its discretion, may accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of TechTeam (with some restrictions), broker assisted same-day sales, any other form of consideration permitted by applicable law, or any combination thereof.

     Term of Option. The term of a stock option may be no more than ten years from the date of grant.

     Termination of Employment or Service. If an optionee's employment or service terminates for any reason (other than as described below), then all stock options held by the optionee under the Stock Plan generally will terminate immediately upon the optionee's termination, unless the Committee provides otherwise in the option agreement. The Committee will specify in each option agreement whether the option will remain outstanding for a specified period following the optionee's termination of employment or service as a result of death, disability or retirement.

     Terms and Conditions of Stock Awards

     The Stock Plan permits three types of stock awards to be granted under the plan: common stock, restricted stock and performance stock. Common stock is earned by directors for attendance at Board meetings and for service as a director. Restricted stock consists of shares of TechTeam's common stock that are issued to a participant subject to a risk of forfeiture and are non-transferable for a specified period of time and/or until specified performance goals are met. An award of performance stock gives the participant the right to receive shares of TechTeam common stock to the extent certain performance goals are met. Each award of restricted stock or performance stock is evidenced by an award agreement between TechTeam and the recipient with such terms and conditions as the Committee specifies, subject to any limitations imposed by the Stock Plan. The Committee is given discretion to accelerate the restrictions imposed on restricted stock. Further, it can provide that all or a portion of the performance goals imposed on performance stock are deemed achieved upon the participant's termination of employment or service as a result of death, disability or retirement.

     Performance Goals

     The Committee may condition the vesting of restricted stock and the delivery of performance stock to a participant on the attainment of certain performance goals by the individual or the Company. The performance criteria will be selected by the Committee from among the following, which may relate to TechTeam, its subsidiaries or any business unit: operating income, cash flow, earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), earnings per share, growth in earnings or earnings per share, stock price, or for awards that are not intended to meet the performance-based compensation exception under Code Section 162(m), another measurement deemed appropriate by the Committee.

     Nontransferability

     Awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution, except as allowed by the Committee.

     Adjustment Provisions; Change of Control.

     The Committee will, in such manner as it deems equitable, adjust the number of shares available for grant under the Stock Plan, the annual participant award limits, the number of shares subject to outstanding awards, and the exercise price of outstanding awards, if the Committee determines that (a) a dividend, other distribution, recapitalization, merger or other similar event affects the shares granted and (b) an adjustment is appropriate to prevent dilution or enlargement of the benefits of the award grant. In the event of a change of control of TechTeam, as defined in the Stock Plan and determined by the Board,
(1) each outstanding stock option will become exercisable in full and the holder of an option may, within 60 days after the change of control, receive in exchange for surrendering the option an amount of cash equal to the excess of the change of control price over the exercise price of the option; (2) the holder of unvested restricted stock may, within 60 days after the change of control, elect to receive an amount of cash equal to the change of control price of such restricted stock in exchange for surrendering such restricted stock; and
(3) the holder of a performance stock award for which the performance period has not expired will receive amount of cash equal to the value of the performance share award (prorated to take into account the period of time that has elapsed during the performance period). The "change of control price" is the highest of
(a) the fair market value of a share of Company common stock on the date of the change of control, (b) the highest price per share for a share of Company common stock paid in the change of control transaction, or (c) the fair market value of a share of Company common stock on the date the award is cashed out. The Committee has discretion to provide a more favorable result to a participant if so specified in the award agreement.

     Amendment and Termination of the Plan

     The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, TechTeam will obtain stockholder approval for any amendment to the Stock Plan (1) to the extent required by applicable laws or stock exchange rules and (2) that increases the maximum number of shares for which awards may be granted under the Stock Plan or increases the annual participant award limits. No such action by the Board or stockholders may alter or impair any award previously granted under the Stock Plan without the written consent of the awardee. Unless terminated earlier, no awards may be granted ten years after approval of the Stock Plan, and the Stock Plan shall terminate as soon as all shares subject to it have been purchased or acquired according the terms of the Stock Plan.

     New Plan Benefits

     Pursuant to the Stock Plan, the Company's directors are eligible to receive stock option grants for the Company's 2006 fiscal year. These grants were approved by the Board of Directors on June 23, 2006, subject to the approval of the stockholders of the Stock Plan. If the Stock Plan is approved by the stockholders, these stock options will have an exercise price of $9.22 per share, which was the closing price for the Company's common stock on June 23, 2006.

     On March 16, 2007, the Board adopted the "Non-Employee Directors Equity Fee Guidelines under the 2006 Incentive Stock and Awards Plan" that sets non-employee director equity compensation for 2007 and thereafter. Under these guidelines, each non-employee director on May 31, 2007 will be granted a one-time award of restricted stock and stock options for such number of shares of common stock that is determined based on the director's responsibilities on May 31, 2007. Based upon the current number of non-employee directors and the composition of the current committees of the Board, the Company estimates that 110,000 shares of restricted stock and 165,000 shares of stock options will be awarded on May 31, 2007. The restricted stock will vest ratably over four years and is subject to forfeiture. The stock options are also subject to forfeiture and will vest as follows: one-half on May 31, 2008, one-third on May 31, 2009, and one-sixth on May 31, 2010. See also Director Compensation on page 10. The following table sets forth information about these grants.

                                              NUMBER OF SHARES OF    NUMBER OF
      NAME AND POSITION        DOLLAR VALUE     RESTRICTED STOCK   STOCK OPTIONS
      -----------------        ------------   -------------------   ------------
Non-Executive Director Group   $2,513,337(1)        110,000           275,000

(1) Includes the aggregate dollar value of the equity grants to non-employee directors discussed above determined in accordance with SFAS 123R. 110,000 stock options are valued based upon the price of the Company's common stock on June 23, 2006, and the value of the remaining equity grants are estimated based upon the price of the Company's common stock on March 1, 2007. The Company's actual expense will be based upon the closing price of the Company's common stock on May 31, 2007. Assuming that the estimated dollar value is the actual expense incurred by the Company, it would be expensed in accordance with the vesting schedule over six fiscal years, in approximately the following amounts: 2006 $168,389; 2007 $652,397; 2008 $659,225; 2009 $517,281; 2010 $375,337; and 2011 $140,708.

     Future Awards Under the Plan

     The exact types and amounts of any awards to be made by the Committee or the Board to any eligible participants pursuant to the Stock Plan are not otherwise presently determinable. As a result of the discretionary nature of the Stock Plan, it is not possible to state who the participants in such Stock Plan will be, the number of stock options or other awards to be received by any person or group, or the benefits that would have been received by certain persons or groups under the Stock Plan during the last fiscal year if the Stock Plan had been in effect during the year.

     Federal Income Tax Consequences.

     Non-Statutory Stock Options. An optionee does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of TechTeam is subject to tax withholding by TechTeam. Unless limited by Section 162(m) of the Code, TechTeam is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and fair market value of the shares at the time of exercise is treated as long-term or short-term capital gain or loss, depending on the period of time the optionee has held the shares.

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. The Company is not entitled to a deduction.

     If the holding periods are not satisfied, then (1) the optionee will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price, and will recognize capital gain to the extent the sales price exceeds the fair market value of the shares on the exercise date; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

     Stock Awards. A restricted stock award that is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code will not be considered taxable income to the recipient at the time the stock is issued, unless the recipient makes a "Section 83(b) election." Instead, the recipient will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture or transfer restrictions. Thereafter, any gain or loss will be considered a capital gain or loss, depending on how long the individual has held the stock.

     The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award. The capital gain holding period commences on date of election. The ordinary income recognized by an employee will be subject to tax withholding by TechTeam. Unless limited by Section 162(m) of the Code, TechTeam is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

     The recipient of performance stock will be taxed on the fair market value of such shares at the time of receipt, and the Company will be entitled to a corresponding tax deduction at the same time, unless such shares are restricted stock, in which event the tax consequences described above apply.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON AWARDEES AND TECHTEAM WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF THE EMPLOYEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE'S INCOME OR GAIN MAY BE TAXABLE.

     Accounting Treatment

     Effective January 1, 2006, TechTeam adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment," which requires companies to measure and recognize compensation expense for all share-based payment awards to employees and directors based on the estimated fair value of the awards. Compensation expense is recognized over the period during which an employee or director is required to provide service in exchange for the award (the vesting period). Compensation expense recognized in each period is based on the value of the portion of the share-based award that is ultimately expected to vest. SFAS 123R requires that forfeitures be estimated at the time of the grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. SFAS 123R supersedes the Company's previous accounting methodology using the intrinsic value method under Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," and related interpretations. Under the intrinsic value method, no share-based compensation expense had been recognized in the Company's financial statements for stock option awards with an exercise price equal to or greater than the fair value of our common stock on the date of grant.

     TechTeam records compensation expense for employee stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes valuation model, which incorporates an assumption of future stock price volatility, the expected option term and forfeiture rate, and a risk-free interest rate. The Company uses historical data among other factors to estimate the expected price volatility, the expected option term and the expected forfeiture rate. The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant for the expected term of the option.

     Awards of performance stock or restricted stock under the Stock Plan that are contingent upon future performance will result in compensation expense charged to TechTeam's reported earnings over the vesting period with the final amount of compensation expense measured at the date the performance criteria are met. Estimates of compensation expense will be recorded during the period of performance with any change in estimate recorded in the period in which it becomes evident.

     Incorporation by Reference

     The foregoing is only a summary of the Stock Plan and is qualified in its entirety by reference to its full text, a copy of which is included herein as Appendix A.

                           OWNERSHIP OF COMPANY STOCK

     The following table shows, as of March 1, 2007, how many shares of our common stock are beneficially owed by (i) any persons who have reported or are known by the Company to be the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director and (iii) named executive officers included in the Summary Compensation Table included in this proxy statement. The information for Heartland Advisors, Inc., Dimensional Fund Advisors, Inc., and Diker GP, L.L.C. is based upon their Schedule 13G filings in February 2007. The information for Ramius Capital Group, L.L.C. is based upon its Schedule 13G/A filing on November 3, 2006. The information for Costa Brava Partnership III, L.P. is based upon its Form 4 filed on August 24, 2006. There were approximately 10,415,176 shares of the Company's common stock outstanding on March 1, 2007.

                                                         NUMBER OF SHARES     PERCENTAGE OF
                                                           BENEFICIALLY        OUTSTANDING
                         NAME                                OWNED (1)      COMMON STOCK (1)
                         ----                            ----------------   ----------------
GREATER-THAN-5% STOCKHOLDERS

Costa Brava Partnership III L.P.                             1,202,094            11.5%
420 Boylston Street, Boston, MA 02116.

Heartland Advisors, Inc.                                     1,060,800            10.2%
789 North Water Street, Milwaukee, WI 53202

Ramius Capital Group, L.L.C.                                   990,887             9.5%
666 Third Avenue, 26th Floor, New York, New York 10017

Dimensional Fund Advisors, Inc.                                771,603             7.4%
1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

Diker GP, L.L.C.                                               536,836             5.2%
745 Fifth Avenue, Suite 1409, New York, NY 10151


                                                         NUMBER OF SHARES     PERCENTAGE OF
                                                           BENEFICIALLY        OUTSTANDING
                         NAME                                OWNED (1)      COMMON STOCK (1)
                         ----                            ----------------   ----------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS
William C. Brown (2)                                           120,147             1.2%
Robert W. Gumber (3)                                            58,883              **
Kent Heyman                                                         --              **
Dennis J. Kelly (4)                                             43,000              **
John P. Jumper                                                      --              **
Marc J. Lichtman (5)                                            51,015              **
James A. Lynch                                                  31,632              **
Alok Mohan                                                          --              **
Christoph A. Neut (6)                                           42,255              **
James G. Roche                                                      --              **
Andrew R. Siegel (7)                                         1,207,768            11.6%
Richard R. Widgren                                               1,450              **
Current directors, nominees, and named
   executive officers as a group (18 persons)                                     14.9%

**   Less than 1%

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. For the purpose of computing the percentage of the outstanding shares owned by a stockholder, shares subject to acquisition by such individual within 60 days of March 1, 2007 are deemed to be outstanding securities of the class owned by that individual but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2) Includes 90,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(3) Includes 25,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(4) Includes 40,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(5) Includes 46,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(6) Includes 33,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(7) Mr. Siegel is a Senior Vice President at Roark, Rearden & Hamot Capital Management LLC, an investment management firm that is the general partner of Costa Brava Partnership III, L.P. The shares held by Costa Brava Partnership III, L.P. have been included in the calculation of the percentage of the holdings of current directors, nominees and named executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal 2006, except one Form 4 was filed late by James A. Lynch on October 3, 2006, to report stock purchased on September 6, 2006.

     On January 11, 2007, the Company received a letter from a law firm, on behalf of a stockholder, demanding that the Board of Directors recover short-swing profits alleged to have been made by an officer of the Company in violation of Section 16(b) of the Securities Act of 1934. The Company determined the transaction was in violation of Section 16(b). Upon notification of the violation, the officer voluntarily agreed to disgorge the short-swing profit realized on the transaction. On January 15, 2007, the Company received and deposited $3,835 representing full disgorgement. These funds were recorded as additional paid-in capital in January 2007. As a result of this occurrence, the Company has re-evaluated and modified its procedures relating to the review and approval of trades made by executive officers and directors of the Company.

          EXECUTIVE MANAGEMENT COMPENSATION AND MANAGEMENT INFORMATION

INFORMATION REGARDING EXECUTIVE MANAGEMENT

     All executive officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company. The following is a description of the background of TechTeam's executive officers, other than William C. Brown, whose biographical information is included in this proxy statement under "PROPOSAL 1-- ELECTION OF DIRECTORS."

     KEVIN P. BURKE, 47, Senior Vice President, Americas. Mr. Burke joined TechTeam in December 2006 from CrimeCog Technologies, Inc., a criminal justice enterprise software company, where he was President and Chief Operating Officer from September 2005 through November 2006. Mr. Burke was Channel Services Manager for Cisco Systems, Inc. and was responsible for the sales, promotion and growth of Cisco's Remote Operation Services to IBM from May 2004 through August 2005. From March 2002 through May 2004, he was Region Manager for Information Builders, Inc., a business intelligence software company. Mr. Burke was Vice President of Sales and Marketing for A.F. Kelly and Associates from 1998 through February 2002.

     ROBERT W. GUMBER, 58, Vice President of Service Delivery. Mr. Gumber became Vice President of Service Delivery on November 1, 2006. Mr. Gumber joined TechTeam in September 2003 as Vice President of Operations, EMEA. For the year and a half prior, Mr. Gumber owned and operated RWG and Associates, L.L.C., a company providing supply chain consulting services. From April 2001 to October 2001, he was Director, Material Planning and Logistics, for Visteon Corporation.

     DENNIS J. KELLY, 46, President of TechTeam Government Solutions, Inc. Mr. Kelly joined TechTeam Government Solutions, Inc. in November 2005. From January 2004 through November 2005, Mr. Kelly was Senior Vice President of Corporate Communications for Anteon Corporation. In this role, he was responsible for all external corporate relations including investor, government, public, and media relations. From October 2002 to December 2003, Mr. Kelly was Senior Vice President for Business Development at Anteon. From September 1999 to October 2002, he was Group Vice President for Anteon's Information Technology Center.

     MARC J. LICHTMAN, 39, Vice President, Chief Financial Officer and Treasurer. Mr. Lichtman joined TechTeam in December 2003 as Global Corporate Controller and was promoted to Vice President and Chief Accounting Officer in August 2004. He was promoted to Chief Financial Officer and Treasurer in June 2006. From June 2002 through April 2003, he served as a principal with Ernst & Young LLP in their Assurance and Advisory Business Services Practice. From August 1989 through June 2002, Mr. Lichtman served in various positions with Arthur Andersen LLP in their Assurance and Business Advisory Practice and was promoted to Partner in September 2001.

     CHRISTOPH A. NEUT, 40, Senior Vice President, EMEA. Mr. Neut has been employed by TechTeam's Belgian subsidiary, TechTeam Global NV/SA, since 1996, when he was responsible for business development in Europe. In 1998, he became General Manager for TechTeam Global NV/SA. In 2000, he became Director of Sales Europe. In August 2001, he became Vice President Europe. He became Vice President of Sales and Marketing, EMEA, in September 2003. He was appointed to his current position in November 2006.

COMPENSATION DISCUSSION & ANALYSIS

     Management and Board Changes in 2006

     In 2006, the Company experienced a series of significant changes in its management. Each of the current named executive officers was either newly hired by the Company in the fourth quarter 2005 or in 2006 or had a substantive change in his responsibilities. Most significantly, in November 2005, the Board of Directors decided to replace the Company's President and Chief Executive Officer ("CEO"). The Board hired the Korn/Ferry International search firm to conduct a candidate search for a replacement. As a result of this search, on February 16, 2006, William C. Brown became the Company's President and CEO.

     There were also major changes in the Company's Board of Directors during 2006. On June 14, 2006, our stockholders elected the current Board of Directors, which included six new members. With the change in the Board membership, there was a change in the composition of the Company's Compensation Committee (the "Committee"). Prior to the changes in the Board in June 2006, the Board decided not to make changes in executive officer compensation in 2006. As described below, the Company has re-established the compensation processes for 2007. Further, the Committee and the CEO are undertaking to develop written executive compensation policies, standards and processes during 2007.

     Executive Compensation Policy

     Our compensation program is designed to attract and retain highly qualified employees who are properly motivated to enable the Company to achieve superior long-term performance. The Company believes in a total compensation model of compensating its executive officers, which includes:

     - Compensation based on the level of job responsibility, individual performance and Company performance.

     - Compensation reflecting the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

     - Compensation that rewards performance. However, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in Company performance, the Company should continue to ensure that successful, high-achieving employees will remain motivated and committed to the Company.

     - Performance-based compensation programs that enable employees to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company's achievement of its strategic and operational goals.

     - A significant proportion of an executive officer's pay linked to Company performance and stockholder returns.

     - Compensation of our executive officers that fosters the long-term focus required for success in our industry.

     The Committee's Processes

     During each fiscal year, the Committee will review each element of an executive officer's compensation history and compare the executive officer's compensation with that of an appropriate market comparison group. Typically, the Committee will receive a performance assessment and compensation recommendation from the CEO for each executive officer. The performance evaluation of these executives is based on achievement of pre-agreed objectives by the executive and the CEO, his or her contribution to the Company's performance, and other leadership accomplishments. The Committee has the discretion to accept or modify the CEO's recommendations. The Committee will also evaluate the compensation of the Chief Executive Officer, who is absent from those deliberations, and make a recommendation to the Board of Directors regarding the Chief Executive Officer's compensation.

     Elements of Executive Compensation

     Our executive compensation package includes salary, performance-based cash bonuses, restricted stock awards, stock option awards, life and disability insurance, and perquisites. The following is a discussion of the considerations used in establishing each of the components for the named executive officers.

     Base Salary

     A competitive salary in light of industry and market conditions is required to attract executive officers that are capable of leading the Company to its objectives. Base salary is the guaranteed element of employees' annual cash compensation. The value of base salary reflects the employee's long-term performance, skill set and the market value of that skill set.

     The base salary of Mr. Brown in 2006 was established through the negotiations between Mr. Brown and the Company at the time of his hire. During the search process, the Board tested the market through Korn/Ferry International (the CEO search firm) for the compensation required to retain a qualified candidate to serve as CEO of the Company. The base salary for Mr. Brown was consistent with the market rate based on advice from Korn/Ferry International.

     Mr. Kelly was hired in November 2005 after a formal search, conducted through the search firm Rainmaker, for one executive to replace the Presidents of TechTeam Government Solutions, Inc. (formerly known as Digital Support Corporation) and Sytel, Inc. His base pay for 2006 was set at that time through negotiations between the President and Chief Executive Officer of the Company and Mr. Kelly. The Committee approved Mr. Kelly's compensation package. Mr. Kelly's base salary was comparable with the market rate based on advice from Rainmaker.

     Mr. Lichtman was promoted to Vice President, Chief Financial Officer and Treasurer from Vice President and Chief Accounting Officer on June 5, 2006. Mr. Lichtman was given a salary increase of $12,000 at the time of his promotion commensurate with his experience and qualifications for his new responsibilities. Mr. Lichtman's salary increase was based upon the recommendation of the CEO.

     Mr. Gumber began the year as the expatriate Vice President, Operations, EMEA, in the Company's Brussels, Belgium office, responsible for the profit and loss of the Company's European operations. In October 2005, in order to give him incentive to remain in this role, the Company's former CEO had negotiated an employment agreement with Mr. Gumber, including an increase in his salary. Although Mr. Gumber took a leave of absence in June 2006, he assumed responsibilities as Vice President of Service Delivery in October 2006 responsible for our global operational delivery, and his salary previously negotiated was re-instituted.

     Except for the inflationary salary increase required under Belgian law, Mr. Neut's compensation remained the same in 2006.

     Performance Based Cash Bonus

     The Company has established an annual cash bonus program in order to align employees' goals with the Company's revenue and operating income objectives for the current year. Cash incentive bonuses for all management employees worldwide were determined in 2006 under the Annual Incentive Plan adopted in 2005. Under the plan, bonus target amounts, expressed as a percentage of base salary, are established for participants at the beginning of each year. Bonus payouts for the year are then determined by the Company's financial results for the year relative to predetermined performance metrics and the participant's performance with regard to his individual objectives. At the end of the performance period, the Committee has discretion to adjust an award payout downward for individual performance. The Committee can also, in its discretion, award bonuses if the metrics have not been reached. The Committee considered the following when establishing the awards for 2006:

     BONUS TARGETS. Bonus targets were based on job responsibilities and independent peer group data. The Company's objective was to set bonus targets such that total annual cash compensation was within the broad middle range of peer group companies, and a substantial portion of that compensation was linked to Company performance. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to Company performance through the bonus plan. Thus, in December 2005, the Committee established the following bonus targets for 2006 (expressed as a percentage of base salary): Mr. Brown, 50%; Mr. Kelly, 45%; Mr. Gumber, 40%, Mr. Neut, 40%, and Mr. Lichtman, 30% before his promotion to Chief Financial Officer and 40% thereafter.

     A participant's cash bonus is determined based upon three factors (1) achieving the Company's revenue target, (2) achieving the Company's operating income target and (3) the individual's performance on his or her individual objectives. Each metric (operating income, revenue and individual objectives) is allocated a percentage of the officer's potential total bonus. For the named executive officers, these percentages were operating income, 60%; revenue, 20%; and individual performance, 20%. If the Company did not attain 75% of its operating income target, no bonuses under the Annual Incentive Plan were due. The 2006 Company performance requirements were $201.9 million in annual revenue and $9.49 million in annual operating income. These targets included revenue and operating income from unidentified acquisitions. The Board approved the financial plan for 2006, which set the targets for revenue and operating income, in December 2005.

     The Committee believes that this mix of performance measures encourages employees to focus appropriately on growing revenue and delivering appropriate levels of operating income. The measures are also effective motivators because they are easy to track and clearly understood by employees. Under the plan formula, payouts can range from zero to 192% of target depending on Company performance.

     The Company did not reach 75% of its operating income objectives for 2006, so no bonuses were due under the Annual Incentive Plan. However, the Committee nevertheless recommended, and the Board approved, cash bonus payments to certain named executive officers under the Annual Incentive Plan because (1) the leadership transition discussed above hindered management's ability to reach the targets; (2) the operating income and revenue targets included operating income and revenue from unidentified acquisitions that did not occur during the period of leadership transition; (3) the Company was within the range that provided for a 66.6% bonus on revenue; and (4) it was important to recognize the efforts of the management team despite of the occurrence of certain events beyond the control of executive management. The CEO made a recommendation of the bonus to be paid to the named executive officers, and the recommendation was approved by the Committee with minor adjustments. The amounts paid to the named executive officers are included in the Summary Compensation Table under "Bonus."

     In 2006, Mr. Brown's employment contract included a signing bonus of $125,000 and guaranteed him an Annual Incentive Plan bonus payment of no less than $185,000, irrespective of whether or not the Company reached its financial targets. Mr. Kelly also received a bonus of $100,000 as required by his offer of employment for successfully concluding the integration of TechTeam Government Solutions, Inc. and Sytel, Inc. These amounts are included in the Summary Compensation Table under "Bonus."

     Equity Incentives -- Total Equity Program

     We employ two forms of equity incentives under the TechTeam Global, Inc. 2004 Incentive Stock and Awards Plan: stock options and restricted stock awards. These incentives foster the long-term perspective necessary for continued success in our business. They also ensure that our leaders are properly focused on increasing stockholder value.

     OPTIONS. The Company's option grants, granted at the market price on the date of grant and containing a 10-year term, are intended help focus employees on long-term growth. In addition, options are intended to help retain key employees because the stock options are forfeited if the key employee does not exercise the option within 90 days after leaving the employment of the Company. Moreover, new options are regularly granted with a vesting period that keeps employees focused on Company's long-term performance. The Company has not repriced options; likewise, if the stock price declines after the grant date, the Company has not replaced options.

     In 2006, Mr. Brown was awarded stock options as required under his employment agreement as a part of the commencement of his employment. He received 125,000 options, 50,000 of which vested immediately, 40,000 of which vested on the first anniversary of his employment, and the final 35,000 of which will vest on the second anniversary of his employment. In determining the value of this grant, the Committee's overall objective was to successfully conclude the employment agreement negotiations and provide a significant long-term incentive to align Mr. Brown's interests with the interests of the stockholders. No other named executive officer was granted stock options in 2006.

     INCENTIVE EQUITY. Restricted stock awards to named executive officers are made under the Company's Long-Term Incentive Plan (the "LTIP") approved in 2003. Under the LTIP, awards of restricted stock are based upon the attainment of the Company's operating income targets for a rolling three-year period. If the operating income targets, in aggregate, have been met over the measured period, restricted stock will be granted to the executive with a value equal to a specified percentage of his base salary. The size of the award is dependent upon the percentage attainment of the three-year operating income target, determined by dividing the actual operating income for three years by the three year target operating income. If the Company achieves at least 80% of the rolling three year target, a restricted stock award will be granted. Between 80 and 89%, restricted stock valued at 50% of the executive's target will be awarded. Between 90 and 99%, restricted stock valued at 75% of the executive's target will be awarded. If the percentage is 100% or better, the executive officer will receive restricted stock valued at the factor of his target multiplied by the percentage the Company exceeded the rolling three-year target.

     In 2006, Mr. Kelly's target was 25% of his base salary, Messrs. Gumber and Neut's targets were 20% of base salary, and Mr. Lichtman's target was 15% of base salary. The aggregate operating income target for 2006 was $22.4 million, which the Company did not reach.

     For 2006 LTIP awards, the Committee recommended, and the Board of Directors approved, an adjustment to operating income achieved by the Company to add back $4.9 million dollars of expenses incurred by the Company to operating income. These expenses related to (a) Board-related professional fees, (b) claims brought against the Company by the former President and CEO and Vice President, Chief Financial Officer and Treasurer; (c) costs and expenses relating to the litigation brought against the Company by a stockholder seeking to inspect its books and records; (d) costs and expenses relating to a proxy contest and settlement thereof, and (e) the expense of writing off an impaired software asset. After the deduction of these expenses, the aggregate operating income for the past three years provided the participants with an award of one-half of their target award, and restricted stock awards were made to Messrs. Kelly, Neut, Gumber and Lichtman in the following number of shares respectively: 2,554; 1,895; 1,915 and 1,022. These shares will vest in equal amounts over four years after the date of grant.

     As part of his employment contract, Mr. Brown was also awarded 25,000 shares of restricted stock with a total value of $263,000 based upon the stock price on the date he started employment. These restricted shares vest ratably over four years.

     Employee and Post-Employment Benefits

     The Company offers core employee benefits coverage in order to provide our global workforce with a reasonable level of financial support in the event of illness or injury and in order to enhance productivity and job satisfaction.

     The benefits available are the same for all U.S. employees and executive officers and include medical and dental coverage and life insurance. In addition, the Company's maintains a 401(k) Plan in which all U.S. employees, including executive officers, are entitled to participate. The Company matches an employee's contributions to his or her 401(k) plan in an amount up to three percent of his or her salary. The cost of both employee and post-employment benefits is partially borne by the employee, including each executive officer.

     In addition to the standard benefits offered by the Company, executive officers in the U.S. are eligible to participate in the Company's Executive Benefits Program. Executives may apply for up to three times their base salary or a maximum of $500,000 of life insurance. Executives may also apply for long-term disability insurance, which pays 67% of base salary, up to a maximum of $10,000 per month, for qualified disabilities. These benefits are paid for by the Company.

     Mr. Neut receives benefits available for all Belgium employees, including luncheon vouchers and representation vouchers. The Company also provides him with payments for a retirement plan, which amount was equal to $11,726 for 2006.

     Perquisites

     The Company does not provide significant perquisites or personal benefits to executive officers, except that the Company pays for Mr. Brown's apartment in Birmingham, Michigan. Further, it leases an automobile for Messrs. Brown and Neut. The perquisites for Mr. Brown were negotiated in his employment agreement in lieu of any relocation fees. The perquisites paid to the named executive officers in 2006 are further described in footnote (7) to the Summary Compensation Table included below in this proxy statement.

     Employment Contracts

     On February 3, 2006, the Company entered into an Employment and Non-Competition Agreement with Mr. Brown (the "Employment Agreement"). The term of the Employment Agreement is for three years commencing on February 16, 2006. Under the Employment Agreement, Mr. Brown has received or will receive: (1) an initial annual base salary of $384,000; (2) a signing bonus of $125,000 upon the assumption of his duties (provided that if Mr. Brown is terminated for cause or leaves employment without cause during the first year, he will be obligated to return the signing bonus); (3) 125,000 non-qualified stock options having a ten-year term, which vest as follows: 50,000 of these options vested immediately upon grant, 40,000 vested on February 16, 2007, and the final 35,000 will vest on February 16, 2008; and (4) 25,000 shares of restricted stock based upon the closing stock price on February 16, 2006; these restricted shares will vest ratably over four years. Mr. Brown is eligible to participate in the Company's Annual Incentive Plan and Executive Long-Term Incentive Plan, and, if otherwise eligible, he is guaranteed a cash bonus for fiscal 2006 of at least $185,000 under the Annual Incentive Plan, irrespective of the Company's attainment of the required performance. Mr. Brown will also be entitled to participate in all benefits and executive perquisites under the Company's benefit plans, practices, policies, and programs to the extent generally applicable to other executives of the Company, and the Company will lease a car and an apartment for his use.

     The Employment Agreement terminates automatically upon the death or disability of Mr. Brown. The Company may terminate Mr. Brown's employment only for "cause," which includes, but is not limited to; (1) any material breach of the Employment Agreement by Mr. Brown, which is not remedied within thirty (30) days after written notice thereof; (2) Mr. Brown's conviction of a felony or other crime involving moral turpitude, or any act or omission by him during the Employment Period involving willful malfeasance or gross negligence in the performance of his duties hereunder; or (3) Mr. Brown's failure to follow the reasonable instructions given in good faith by the Board, which failure is not remedied within thirty (30) days after written notice thereof. After February 16, 2009, the Employment Agreement can be terminated with ninety (90) days prior notice. The Agreement also provides certain covenants by Mr. Brown not to compete with TechTeam during the term of the Agreement and for a period of one year thereafter.

     Christoph Neut, Senior Vice President, EMEA, is an employee of TechTeam Global NV/SA, the Company's Belgian subsidiary. Mr. Neut has an employment contract with TechTeam Global NV/SA that is similar in material aspects to the employment contracts for other employees of TechTeam Global NV/SA.

     Other than Employment Agreements Relating to a Change of Control discussed under Severance Benefits below, the Company does not have employment agreements with other named executive officers.

     Severance Benefits

     Under Mr. Brown's employment agreement, as described above, if Mr. Brown is dismissed from his position without "cause", as defined in the employment agreement, Mr. Brown will be entitled to payment of his base salary for the remaining term of his agreement. Mr. Neut is a party to an employment agreement subject to the laws of Belgium, which provides severance protection that is dependent upon his salary and the length of time that he has been employed.

     Messrs. Kelly, Gumber and Lichtman are entitled to severance benefits under the Company's Executive Separation Policy Statement if they are terminated without "cause," as defined in the policy statement. "Cause" is defined as any one of the following: (1) conviction of a felony or conduct with respect to his duties that are fraudulent or materially illegal; (2) use of illegal drugs or the abuse of alcohol; (3) willful neglect of duties or negligence in the performance of his duties which materially affects the Company or an affiliate's business, or two consecutive failing performance evaluations; or (4) failure to follow reasonable instructions given in good faith by the Board of Directors. Under this policy, they are entitled to a severance payment of salary and benefits for a period of six months after termination. After being employed by the Company for five years, the severance benefit increases to one year after termination. Under this policy, the executive's unexercised vested stock options must be exercised within 30 days of termination, and the unvested restricted stock or options are forfeited at the termination of employment.

     The Company has adopted a change-in-control severance pay program for certain personnel. The program is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the Company. In addition, for executives, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment.

     Messrs. Kelly, Gumber and Lichtman have entered into Employment Agreements Relating to Change of Control that provides them with severance benefits in the case of a change in control of TechTeam. These agreements provide these executives, in the event of their involuntary termination after a change in control, with (i) payments by TechTeam of 100% of their respective base annual salary, (ii) accelerated vesting of all unvested options to purchase common stock of TechTeam, (iii) employee benefits for a one-year period, and (iv) one year of Company-paid outplacement services. "Change of Control" is defined in the agreement as (1) the sale of (a) all then outstanding shares of common stock of TechTeam or (b) 51% of outstanding voting securities of TechTeam entitled to vote generally in the election of the directors; or (2) the consummation of the sale or other disposition of all or substantially all of the assets or operations of TechTeam.

     Deductibility Cap on Executive Compensation

     Section 162(m) of the Internal Revenue Code provides, in general, that compensation to certain individual executives during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the range of salaries and number of stock options of executive officers, the $1 million threshold will not be reached by an executive officer of TechTeam in the near future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for tax deductibility might be. The Committee will assess this issue when it appears the threshold may be reached.

     Compensation Consultants

     Consistent with the Committee's charter, the Committee may retain the services of independent compensation experts. In 2006, the Committee retained the services of Aon Consulting to provide them with competitive salary data for executive officers. The Committee reviewed the reports of the consultant and determined that the executives' total compensation was commensurate with their responsibilities within the organization.

     2007 Compensation Decisions

     The Committee recommended, and the Board has approved, changes in the Annual Incentive Plan for 2007. The performance metrics that are measured under the amendment are adjusted net income(1), revenue and each executive officer's individual objectives (so-called personal business commitments). In order to trigger any payment under the amended plan, the Company must achieve 80% of its adjusted net income target. Further, the weighting of each of these metrics has been modified. Mr. Brown's bonus is 100% dependent on meeting the Company's revenue and adjusted net income targets. For Messrs. Kelly and Neut, 75% of their bonus is dependent on meeting these financial metrics, and 25% is based upon meeting their personal business commitments. For Messrs. Gumber and Lichtman, 50% of their bonus is dependent on meeting these financial metrics and 50% is based upon meeting their personal business commitments. The Company is seeking the approval of the 2006 Incentive Stock and Awards Plan in this proxy statement. If approved by the stockholders, the Committee and the CEO will work to develop an equity grant policy. Decisions regarding executive officer compensation will be made in the second quarter of 2007.

----------
(1) "Adjusted Net Income" is the net income of the Company for the Measurement Period as reported in the Company's Annual Report on Form 10-K, before the recognition of the expense and the associated tax benefit of the bonus pool, and excluding net interest income or expense and the associated tax liability or benefit resulting from that net interest income or expense.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation awarded to, paid to or earned by TechTeam's Chief Executive Officer, Chief Financial Officer, and each of the other three most highly-compensated executive officers of TechTeam as of December 31, 2006 (the "named executive officers"), and their compensation for the 2006, 2005 and 2004 fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       NON-EQUITY      ALL OTHER
                                                              STOCK       OPTION     INCENTIVE PLAN   COMPENSATION      TOTAL
                                      SALARY      BONUS    AWARDS (1)   AWARDS (1)    COMPENSATION         (7)       COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)         ($)          ($)            ($)             ($)            ($)
---------------------------   ----   --------   --------   ----------   ----------   --------------   ------------   ------------
William C. Brown (2)          2006   $313,108   $310,000    $263,000     $361,117       $     --        $ 55,524      $1,302,749
Principal Executive Officer

William F. Coyro, Jr. (3)     2006    128,679         --          --           --             --         516,609         645,288
Principal Executive Officer   2005    348,462         --     105,930           --         73,292          26,289         553,973
                              2004    329,365         --     136,620      131,200        218,592          21,608         837,385

Marc J. Lichtman (4)          2006    166,641     26,000      12,000           --             --           8,508         213,149
Principal Financial Officer   2005    156,154         --      24,075       82,766         35,900           5,842         304,737
                              2004    137,692     10,000          --       72,099         30,059              --         249,850

David W. Morgan (5)           2006     57,634         --          --           --             --           3,287          60,921
Principal Financial Officer   2005    180,000         --      36,808       27,990         40,858           5,825         291,481
                              2004    164,308         --      44,160       49,200         97,152             397         355,217

Robert W. Gumber              2006    158,365     20,000      22,500           --             --          75,089         275,954
Vice President of Service     2005    210,769         --      42,800       27,990         47,586          95,031         424,176
Delivery                      2004    187,692         --      49,680       49,200        110,891          35,193         432,656

Dennis J. Kelly               2006    239,999    150,000      30,000           --             --           6,257         426,256
President, TechTeam           2005     18,462         --          --      101,765             --              --         120,227
Government Solutions, Inc.

Christoph A. Neut (6)         2006    239,650     32,500      22,259           --             --          33,078         327,487
Senior Vice President,        2005    205,356         --      45,752       27,990         47,440          30,661         357,199
EMEA                          2004    224,220         --      57,780       49,350        113,033          32,522         476,905

(1) A discussion of the assumptions used in calculating these values may be found in Note 8 to our 2006 audited financial statements on pages 59-62 of our Annual Report to Stockholders for the year ended December 31, 2006.

(2)  Mr. Brown became President and Chief Executive Officer on February 16,
     2006.

(3) Dr. Coyro ceased serving as President and Chief Executive Officer of the Company on February 3, 2006, and his employment was terminated on April 26, 2006. Dr. Coyro made a claim against the Company for damages arising out of the termination of his employment agreement. Dr. Coyro and the Company reached a settlement regarding all of Dr. Coyro's claims on November 1, 2006. Under this settlement, the Company paid Dr. Coyro $500,000 to resolve his claims arising out of his employment agreement with the Company. This amount is reported under his 2006 "All Other Compensation."

(4) Mr. Lichtman became the Company's Vice President, Chief Financial Officer and Treasurer on June 5, 2006.

(5) Mr. Morgan resigned as the Company's Vice President, Chief Financial Officer and Treasurer on April 1, 2006.

(6) Mr. Neut's 2006 compensation is reported in U.S. dollars based upon the prevailing exchange rate from euros to U.S. dollars on February 12, 2007 of $1.30 per euro. His 2005 compensation is reported in U.S. dollars based upon the prevailing exchange rate from euros to U.S. dollars on March 20, 2006 of $1.22 per euro. His 2004 compensation is reported in U.S. dollars based upon the prevailing exchange rate from euros to U.S. dollars on March 21, 2005 of $1.32 per euro. The numbers represented in the tables are determined by multiplying the exchange rates noted above by the amount of his compensation in euros.

(7) For the named executive officers, this column includes the information set forth in the table below.

                                 401 (K)   INSURANCE                  BELGIAN
                                 COMPANY   PREMIUMS    PERQUISITES   BENEFITS
NAME                    YEAR      MATCH       (a)          (b)          (d)      TOTAL
----                    ----   ----------  ---------   -----------   --------   -------
William C. Brown        2006   $ 5,252      $   672     $ 49,600         N/A    $55,524

William F. Coyro, Jr.   2006     5,646       10,963          N/A         N/A     16,609
                        2005     5,404       20,885          N/A         N/A     26,289
                        2004       173       21,561          N/A         N/A     21,734

Marc J. Lichtman        2006     6,070        2,438          N/A         N/A      8,508
                        2005     2,793        3,049          N/A         N/A      5,842
                        2004       N/A          N/A          N/A         N/A         --

David W. Morgan         2006     2,954          333          N/A         N/A      3,287
                        2005     4,157        1,668          N/A         N/A      5,825
                        2004       397          N/A          N/A         N/A        397

Robert W. Gumber        2006     7,456          206       67,427(c)      N/A     75,089
                        2005     4,216          N/A       90,815(c)      N/A     95,031
                        2004       462          N/A       34,731(c)      N/A     35,193

Dennis J. Kelly         2006     4,984        1,273          N/A         N/A      6,257
                        2005       N/A          N/A          N/A         N/A         --

Christoph A. Neut       2006    11,726(e)       143       16,662      $4,547     33,078
                        2005     7,703(e)       135       15,766       7,057     30,661
                        2004    11,694(e)       137       16,386       4,305     32,522

(a)  Represents payments for health insurance and term life insurance.

(b) Includes amounts for housing provided by the Company and the use of a Company automobile.

(c) Between November 2003 and June 2006, Mr. Gumber was the Vice President of Operations, EMEA, living in Brussels, Belgium, as an expatriate. As part of his employment arrangement, TechTeam paid for his automobile, housing, certain travel expenses, and, as of October 2005, a monthly expense stipend. The total listed includes the gross up of the compensation to pay for Mr. Gumber's additional tax burden as a result of the payments.

(d) Includes amounts paid for benefits particular to TechTeam's subsidiary in Belgium, TechTeam Global NV/SA, including luncheon vouchers and representation allowances.

(e) Represents the amount paid by TechTeam Global, NV/SA toward a retirement plan for Mr. Neut.

GRANTS OF PLAN-BASED AWARDS

     The compensation plans under which the grants in the following table were made are generally described in the Compensation Discussion and Analysis, beginning on page 24, and includes the Annual Incentive Plan (a non-equity, cash incentive plan) and the Long-Term Incentive Plan (which provides for restricted stock grants).

                                       ESTIMATED FUTURE               ESTIMATED FUTURE       ALL OTHER   ALL OTHER
                                        PAYOUTS UNDER                   PAYOUTS UNDER           STOCK      OPTION
                                     NON-EQUITY INCENTIVE             EQUITY INCENTIVE         AWARDS:    AWARDS:    EXERCISE OR
                     GRANT              PLAN AWARDS (2)                PLAN AWARDS (3)       NUMBER OF   NUMBER OF    BASE PRICE
                      DATE      -----------------------------  ----------------------------  SHARES OF   SECURITIES   OF OPTION
                  (MM/DD/YEAR)  THRESHOLD   TARGET    MAXIMUM  THRESHOLD   TARGET   MAXIMUM   STOCK OR   UNDERLYING     AWARDS
NAME                  (1)          ($)        ($)       ($)       ($)        ($)      ($)    UNITS (#)  OPTIONS (#)     ($/SH)
----              ------------  ---------  --------  --------  ---------  -------  --------  ---------  -----------  -----------
William C. Brown   02/16/2006    $185,000  $185,000  $355,200     N/A         N/A       N/A    25,000    125,000        $9.58
Marc J. Lichtman   03/15/2007          --    60,133   111,247    $ --     $24,000  $ 48,000        --         --
Robert W. Gumber   03/15/2007          --    52,500    97,125      --      45,000    90,000        --         --
Dennis J. Kelly    03/15/2007          --   108,000   199,800      --      60,000   120,000        --         --
Christoph Neut     03/15/2007          --    76,782   142,046      --      46,069    92,138        --         --

(1) The grant date for 2006 awards under the Company's equity incentive plan was March 15, 2007. The values of the awards are disclosed in the Summary Compensation Table under "Stock Awards." The actual shares of restricted stock awarded were as follows: Mr. Lichtman: 1,022, Mr. Gumber: 1,915, Mr.
     Kelly: 2,554, and Mr. Neut: 1,895.

(2) Represents the estimated range of payouts to named executive officers under the Company's Annual Incentive Plan during 2006.

(3) The Company is reporting these numbers in dollars, rather than in number of shares, because the size of the award is a factor of the executive officer's base salary. The number of shares is determined by an average price of the Company's stock for the thirty trading days before March 15 of each fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                           OPTION AWARDS
                       -----------------------------------------------------               STOCK AWARDS
                           NUMBER OF SECURITIES                                -----------------------------------
                          UNDERLYING UNEXERCISED                   OPTION      NUMBER OF SHARES    MARKET VALUE OF
                                 OPTIONS              OPTION     EXPIRATION           OF          SHARES THAT HAVE
                       ---------------------------   EXERCISE       DATE        STOCK THAT HAVE      NOT VESTED
NAME                   EXERCISABLE   UNEXERCISABLE    PRICE     (MM/DD/YEAR)      NOT VESTED           ($) (7)
----                   -----------   -------------   --------   ------------   ----------------   ----------------
William C. Brown (1)      90,000         35,000       $ 9.58      02/16/16
                 (2)                                                                 25,000           281,250
Marc J. Lichtman (3)      12,000          4,000         7.42      01/27/09
                          10,000             --         9.00      07/09/14
                          14,000             --        11.80      03/08/15
                          10,000             --         9.83      12/13/15
                 (4)                                                                  2,304            25,920
                 (5)                                                                  1,022            11,498
Robert W. Gumber          15,000             --         9.00      07/09/14
                          10,000             --         9.83      12/13/15
                 (6)                                                                  4,377            49,680
                 (4)                                                                  4,096            42,800
                 (5)                                                                  1,915            21,544
Dennis J. Kelly           40,000             --         8.90      11/14/15
                 (5)                                                                  2,554            28,733
Christoph Neut             8,000             --         2.60      08/28/07
                          15,000             --         9.02      07/16/14
                          10,000             --         9.83      12/13/15
                 (6)                                                                  5,091            57,780
                 (4)                                                                  4,378            45,752
                 (5)                                                                  1,895            21,319

(1)  The remaining options vest on February 16, 2008.

(2) The restricted shares vest in four equal parts annually on the anniversary of award.

(3) The options vest in four equal parts annually on the anniversary of the date of grant.

(4) The restricted shares vest in four equal parts annually commencing on January 1, 2009.

(5) The restricted shares vest in four equal parts annually on the anniversary of the date of award.

(6) The restricted shares vest in four equal parts annually commencing on January 1, 2008.

(7) The market value is based on the closing stock price of the Company's common stock on December 31, 2006 of $11.25 per share.

     Dr. Coyro and Mr. Morgan had no outstanding options or restricted stock on December 31, 2006.

     On February 9, 2007, upon the recommendation of the Compensation Committee, the Board of Directors modified the vesting requirements of restricted stock grants made under the Company's Long-Term Incentive Plan for fiscal 2004 and 2005. When granted, these restricted shares vested after five full years after the date of grant. As noted under footnotes (4) and (6) to the Outstanding Equity at Fiscal Year End table, the restricted shares awarded in 2004 will now vest ratably over four years starting on January 1, 2008, and the restricted shares awarded in 2005 will vest ratably over four starting on January 1, 2009.

OPTIONS EXERCISED AND STOCK VESTED

                        NUMBER OF SHARES
                            ACQUIRED          VALUE
                               ON          REALIZED ON     NUMBER OF SHARES    VALUE REALIZED ON
                            EXERCISE         EXERCISE    ACQUIRED ON VESTING        VESTING
NAME                          (#)              ($)               (#)                  ($)
----                    ----------------   -----------   -------------------   -----------------
William C. Brown               -0-               -0-             -0-                 -0-
William F. Coyro, Jr.       35,000           100,800             -0-                 -0-
Marc J. Lichtman               -0-               -0-             -0-                 -0-
David W. Morgan                -0-               -0-             -0-                 -0-
Robert W. Gumber            14,000            50,120             -0-                 -0-
Dennis J. Kelly                -0-               -0-             -0-                 -0-
Christoph A. Neut           10,000            30,410             -0-                 -0-

DEFERRED COMPENSATION PROGRAM

     The Company provides a non-qualified deferred compensation plan to its management. The Supplemental Retirement Savings Plan (SRSP) enables executives to defer up to 17% of their compensation to the Company's 401(k) and SRSP combined. Deferral elections are made in December for the upcoming plan year and are irrevocable for that one year. Elections for deferrals on bonus compensation must be made by June 15. None of the named executive officers participate in the SRSP.

RETIREMENT BENEFITS

     We maintain three 401(k) plans, which are defined contribution plans qualified under sections 401(a) and 401(k) of the Internal Revenue Code, under which our U.S. employees, including executive officers, may participate. Eligible employees may elect to contribute a portion of their salary to the plan, and the Company provides matching contributions on the employees' contributions up to 3% of base salary. The TechTeam Global, Inc. 401(k) plan pays this matching contribution in Company stock, and Messrs. Brown, Lichtman and Gumber participate in this Plan. Mr. Kelly participates in the Digital Support Corporation 401(k) Plan and Trust.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) with management, including the discussion contained therein regarding executive compensation prior to June 14, 2006. Based upon this review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy.

     The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such report by reference therein.

          Respectfully Submitted,
          Kent Heyman
          John P. Jumper
          Alok Mohan

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of TechTeam's financial statements, TechTeam's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of TechTeam's internal audit function. The Audit Committee manages TechTeam's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from TechTeam for such advice and assistance.

     TechTeam's management is primarily responsible for TechTeam's internal control and financial reporting process. TechTeam's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of TechTeam's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles, the effectiveness of TechTeam's internal control over financial reporting, and management's assessment of the internal control over financial reporting. The Audit Committee monitors TechTeam's financial reporting process and reports to the Board on its findings.

     In this context, the Audit Committee hereby reports as follows:

     1) The Audit Committee has reviewed and discussed the audited financial statements with TechTeam's management;

     2) The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

     3) The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees") as adopted by the Public Company Accounting Oversight Board in Rule 36200T, and has discussed with the independent registered public accounting firm its independence.

     4) Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in TechTeam's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the U.S. Securities and Exchange Commission.

     The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such report by reference therein.

          Richard R. Widgren, Chair
          James G. Roche
          Andrew R. Siegel

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the past fiscal year, the Compensation Committee was comprised solely of non-employee directors. No member of the Compensation Committee was an officer or employee of TechTeam or any of its subsidiaries during the fiscal year 2006. None of the executive officers of TechTeam has served on the board of directors or on the compensation committees of any other entity of whose officers have served either on the Board of Directors or on the Compensation Committee of TechTeam.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2006, Costa Brava Partnership III, L.P. ("Costa Brava") filed suit against TechTeam in the Court of Chancery in the State of Delaware seeking access to certain of TechTeam's books and records. In February 2006, Costa Brava also nominated a slate of directors to stand for election at the Company's 2006 Annual Meeting. On May 4, 2006, the Company entered into a settlement agreement with Costa Brava ("Settlement Agreement") resolving the proxy contest and the litigation. Under the terms of the Settlement Agreement, the Company reimbursed Costa Brava $611,000 for their expenses incurred as a result of the proxy contest and the litigation. At the time of payment, Costa Brava owned approximately 11.7% of the Company's common stock, and Andrew R. Siegel was a director of the Company. Mr. Siegel is a Senior Vice President at Roark, Rearden & Hamot Capital Management L.L.C., an investment management firm that is the general partner of Costa Brava.

                  STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in the Company's proxy statement and presented at the 2008 annual meeting of stockholders will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than December 11, 2007 (120 calendar days prior to the anniversary of the mailing date of this proxy statement) and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

     Other deadlines apply to the submission of stockholder proposals for the 2008 annual meeting that are not required to be included in the Company's proxy statement under Securities and Exchange Commission rules. With respect to these stockholder proposals for the 2008 annual meeting, the Company's bylaws provide certain requirements for advance notification by stockholders of business to be conducted at annual meetings but not necessarily included in the Company's proxy statement. In order to be timely, a stockholder notice must be delivered to or mailed and received in writing by the Company's Secretary at the principal executive offices of the Company not more than 120 day or less than 90 days prior to the date of the meeting. These requirements are separate from and in addition to requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement.

                                  OTHER MATTERS

     Management of TechTeam knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares of common stock represented by proxy will be voted with respect thereto at the discretion of the persons voting them.

                                        By order of the Board of Directors


                                        /s/ Michael A. Sosin
                                        ----------------------------------------
                                        Michael A. Sosin
                                        Vice President, General Counsel
                                        and Secretary

Dated:               , 2007
       --------------

                                   APPENDIX A

                              TECHTEAM GLOBAL, INC.
                      2006 INCENTIVE STOCK AND AWARDS PLAN

     1. PURPOSE AND EFFECTIVE DATE.

     (a) Purpose. The TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan, as the same may be amended from time to time (the "Plan"), is intended to
(i) attract and retain outstanding individuals to serve as officers, employees, non-employee members of the Company's Board, consultants and advisors; and (ii) to increase shareholder value. The Plan will provide participants' incentives to increase shareholder value by offering the opportunity to acquire shares of the Company's common stock or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

     (b) Effective Date. The Plan is effective as of June 23, 2006 (the "Effective Date"), contingent on shareholder approval of the Plan. Upon shareholder approval of the Plan, the Company's 2004 Incentive Stock and Awards Plan (the "Prior Plan") shall terminate as of the Effective Date. Any awards granted between the Effective Date and the date the Company's shareholders approve this Plan shall be considered granted under this Plan; provided that if Company's shareholders do not approve this Plan, such awards shall be considered granted under the Prior Plan.

     2. DEFINITIONS.

          Capitalized terms used in this Plan have the following meanings:

     (a) "Administrator" means the Board with respect to Eligible Directors and the Committee with respect to all other eligible individuals.

     (b) "Affiliate" means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

     (c) "Award" means grants of Options, Performance Shares or Restricted Stock under this Plan.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Change of Control" means the occurrence of any one of the following events:

          (i) The sale of all then outstanding shares of common stock of the Company or fifty-one percent (51%) of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors to any person (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) other than (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, or(C) an underwriter temporarily holding securities pursuant to an offering of such securities; or

          (ii) The consummation of the sale or other disposition of all or substantially all of the assets or operations of the Company.

Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Award is triggered upon a "Change of Control," then the foregoing definition shall be deemed amended to the extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

     (f) "Change of Control Price" means the highest of the following: (i) the Fair Market Value of a Share, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of a Share, calculated on the date of surrender of the relevant Award in accordance with Section 14(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

     (g) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

     (h) "Committee" means the Compensation Committee of the Board (or such successor committee with the same or similar authority).

     (i) "Common Stock" means the common stock of the Company.

     (j) "Company" means TechTeam Global, Inc., a Delaware corporation, or any successor thereto.

     (k) "Date of Grant" means, with respect to an Option, the date on which the Administrator takes action to approve such Option, or any future date specified by the Administrator.

     (l) "Director Options" means the Options granted to Eligible Directors under Section 8 during the Company's 2006 fiscal year.

     (m) "Directors Stock" means the Company's Common Stock issued to Eligible Directors under Section 9.

     (n) "Eligible Director" means a non-employee director elected or appointed to the Board.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

     (p) "Exercise Price" means, with respect to an Option, the price per share at which a Participant may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option. Notwithstanding the foregoing, in no event shall the Exercise Price of any Common Stock subject to an Option granted under the Plan be less than the Fair Market Value of the Company's Common Stock, determined as of the Date of Grant.

     (q) "Fair Market Value" means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price

(or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used.

     (r) "Option" means the right to purchase Shares at a stated price. "Options" may either be "incentive stock options" which meet the requirements of Code Section 422, or "nonqualified stock options" which do not meet the requirements of Code Section 422.

     (s) "Participant" means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, an Eligible Director of the Company, or a consultant or advisor who provides services to the Company or its Affiliates, who the Administrator designates to receive an Award under this Plan; provided that Eligible Directors shall automatically be considered Participants for purposes of Sections 8 and 9.

     (t) "Performance Goals" means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Administrator determines will not be considered "performance based compensation" under Code Section 162(m) or for purposes of exercising negative discretion in connection with an Award that is considered "performance based compensation" under Code Section 162(m), such other goals as the Administrator may establish in its discretion including subjective, individual criteria.

     (u) "Performance Shares" means the right to receive Shares to the extent one or more Performance Goals are achieved during the period of time specified by the Administrator consisting of one or more full fiscal years of the Company, a Subsidiary or Affiliate.

     (v) "Plan" means this TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan, as amended from time to time.

     (w) "Restricted Stock" means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Administrator and/or upon the completion of a period of service, as determined by the Administrator.

     (x) "Section 16 Participants" means officers or consultants of the Company who are subject to the provisions of Section 16 of the Exchange Act.

     (y) "Share" means a share of Common Stock.

     (z) "Subsidiary" means any company in an unbroken chain of companies beginning with the Company if each of the companies (other than the last company in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in the chain.

     3. ADMINISTRATION.

     (a) Administrator Administration. The Administrator has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee's members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Administrator determinations are final and binding.

     (b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a sub-committee, any or all of the authority and responsibility of their respective authority hereunder. However, no such delegation is permitted with respect to Awards made to or an Award held by individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised, unless the delegation is to a committee or sub-committee consisting entirely of non-employee directors who qualify as such under Rule 16b-3(b) of the Exchange Act. If the Board or Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, sub-committee or one or more officers to the extent of such delegation.

     (c) No Liability. No member of the Board or the Committee, and no officer, to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individuals to the maximum extent that the law and the Company's bylaws permit.

     4. ELIGIBILITY. The Administrator may designate from time to time the Participants to receive Awards under this Plan. The Administrator's designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. Notwithstanding the foregoing, Eligible Directors shall automatically be Participants with respect to grants of Director Options as provided in Section 8.

     5. DISCRETIONARY GRANTS OF AWARDS.

          Except with respect to grants of Director Options for the Company's 2006 fiscal year, and subject to the terms of this Plan, the Administrator has full power and authority to: (a) determine the type or types of Awards to be granted to each Participant; (b) determine the number of Shares with respect to which an Award is made; and (c) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

     6. SHARES RESERVED UNDER THIS PLAN.

     (a) Plan Reserve. An aggregate of 2,300,000 Shares are reserved for issuance under this Plan. Not more than 1,000,000 of the reserved Shares may be issued pursuant to incentive stock options and not more than 800,000 of the reserved Shares may be issued pursuant to Restricted Stock and Performance Shares. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. The limitations of this subsection are subject to adjustments as provided in Section 14.

     (b) Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to or reserved for in respect of such Award, or the Shares to which such Award relates, may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares may be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

     (c) Participant Limitations. Subject to adjustment as provided in Section 14, no Participant may be granted Awards under this Plan that could result in such Participant: (i) receiving in any single fiscal year of the Company Options for more than 150,000 Shares, (ii) receiving Awards of Restricted Stock in any single fiscal year of the Company for more than 25,000 Shares, and (iii) receiving Awards with respect to Performance Shares in any single fiscal year of the Company relating to more than 25,000 Shares. In all cases, determinations under this Section 6 should be made in a manner that is consistent with the exemption for performance based compensation that Code Section 162(m) provides. For the 2006 fiscal year, awards granted under the Prior Plan shall count against the limits described in this subsection (c).

     7. OPTIONS.

     (a) Eligibility. The Administrator may grant Options to any Participant it selects. The Administrator must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a corporate Subsidiary may receive grants of incentive stock options.

     (b) Terms and Conditions of Options. The Administrator will establish the Exercise Price for an Option. An Option will be exercisable at such times and subject to such conditions as the Administrator specifies, except that the Option must terminate no later than 10 years after the Date of Grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise.

     8. DIRECTOR OPTIONS

     (a) Option Grants. All Eligible Directors shall be eligible to receive grants of Director Options under the Plan for the Company's 2006 fiscal year. On June 23, 2006, the Company shall grant Director Options entitling the Eligible Directors to purchase shares of Common Stock from the Company in quantities determined based upon the table below and the Eligible Director's responsibilities on that date, at an Exercise Price equal to the Fair Market Value of the Common Stock determined as of the Date of Grant, and on such terms and conditions (not inconsistent with the terms of the Plan) as the Committee may establish:

BOARD OF DIRECTORS       OPTIONS
------------------       -------
All Board Members    10,000 per year
Board Chairman        8,000 per year
Committee Chairman    4,000 per year
Committee Members     2,000 per year

If an Eligible Director is first appointed or elected to the Board, or is appointed as Board Chairman, after June 23, 2006 and prior to January 1, 2007, such Eligible Director shall receive a grant of a Director Option, effective on the date of such appointment or election, for a number of shares of Common Stock equal to the number specified above prorated to reflect the number of months between the date of such initial appointment or election to the following May 31.

All Director Options granted under the Plan shall vest and become exercisable on the 6-month anniversary of the Date of Grant.

     (b) Expiration Date. Notwithstanding any other provision of the Plan, no Director Option shall be exercisable after the tenth (10th) anniversary of the Date of Grant of such Director Option.

     (c) Exercise Procedures and Termination of Service. Each Director Option granted under the Plan shall be exercised by providing written notice to the Company, together with payment of the Exercise Price and any applicable taxes, which notice and payment must be received by the Company on or before the date such Director Option expires pursuant to Section 8 (b) hereof. In the event an Eligible Director ceases to be a member of the Board for any reason after a Director Option is vested, the Eligible Director may exercise his Director Option for a period of one (1) year following the date of his termination as a Board member, or if earlier, until the expiration date of such Director Option.

     (d) Termination of Automatic Grants. Effective January 1, 2007, this
Section 8 shall cease to be effective and Eligible Directors shall be eligible to receive grants of Awards under the Plan as determined in the discretion of the Board pursuant to the remaining provisions of the Plan.

     9. DIRECTOR STOCK COMPENSATION

          Each Eligible Director shall receive all or a portion of his director fees in Shares, as the Board shall determine from time to time. In addition, an Eligible Director may elect to receive up to 100% of his director fees that would otherwise be paid in cash in the form of Shares pursuant to the procedures and designated window periods established by the Company or the Board. If any director fees are deferred in accordance with a deferred compensation plan established by the Company and are payable in shares of Common Stock, such shares shall be issued under this Plan.

     10. PERFORMANCE AND STOCK AWARDS.

     (a) Eligibility for Performance and Stock Awards. The Administrator may grant awards of Restricted Stock or Performance Shares to Participants the Administrator selects.

     (b) Terms and Conditions. Each award of Restricted Stock or Performance Shares may be subject to such terms and conditions as the Administrator determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, an award of Restricted Stock must have a restriction period of at least one year. Notwithstanding the foregoing, the Administrator may provide that the restrictions imposed on Restricted Stock are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant's death, disability or retirement.

     11. TRANSFERABILITY.

          Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent the Administrator allows and in a manner the Administrator specifies:
(a) designate in writing a beneficiary to exercise the Award after the Participant's death; or (b) transfer any award.

     12. TERMINATION AND AMENDMENT OF PLAN; AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS.

     (a) Term. Subject to the right of the Board to terminate the Plan pursuant to Section 12(b), the Plan shall remain in effect until all Shares subject to it shall have been issued, purchased or acquired according to the Plan's provisions; provided that no incentive stock option may be granted under the Plan after the tenth (10th) anniversary of the Plan's Effective Date.

     (b) Termination and Amendment. The Board or Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

          (i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded;

          (ii) Shareholders must approve any amendment of this Plan if required by law or stock exchange rules, including but not limited to: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act, (B) the Code or any rules promulgated thereunder, or (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded; and

          (iii) Shareholders must approve any of the following Plan amendments:
     (A) an amendment to materially increase any number of Shares specified in
     Section 6(a) or 6(c) (except as permitted by Section 14); (B) an amendment to shorten the restriction periods specified in Section 10(b); or (C) an amendment to impair the protections of Section 12(f).

     (c) Amendment, Modification or Cancellation of Awards. Except as provided in subsection (f) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the Administrator may modify or amend the terms and conditions applicable to any Awards (including the Plan provisions affecting an Award); provided that any modification, amendment or cancellation that adversely affects the rights of a Participant under an Award must be consented to by the Participant (or any other persons as may then have an interest in the Award). Notwithstanding the foregoing, the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 14, or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company.

     (d) Survival of Administrator Authority and Awards. Notwithstanding the foregoing, the authority of the Administrator to administer this Plan and modify or amend an Award, and the authority of the Board or Committee to amend the Plan, may extend beyond the date of this Plan's termination, but no Awards may be granted after the Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

     (e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 14, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

     (f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

     13. TAXES.

          The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the foreign, federal, state and local withholding taxes arising upon exercise, vesting or payment of any Award (including the issuance of Shares under an Award) by electing to (i) have the Company withhold vested Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or
(iii) deliver other previously owned Shares, in each case having a fair market value equal to the amount to be withheld; however, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to preserve favorable accounting treatment. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise, as the Committee requires. The Fair Market Value of a fractional Share remaining after payment of the withholding taxes may be paid to the Participant in cash.

     14. ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.

     (a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged;
(ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to incentive stock options), or that may be granted to a Participant in any fiscal year, and which may after the event be made the subject of Awards under this Plan, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code
Section 162(m) to lose its status as such, the Performance Goals of an Award.

          In any such case, the Administrator may also make provision for a cash payment in an amount determined by the Administrator to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) effective at such time as the Administrator specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under subsection (c) and (B) from and after the Change of Control, the Administrator may make such a provision only if the Administrator determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.

          Without limitation, subject to Participants' rights under subsection
(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

     (b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

     (c) Change of Control. Except to the extent the Administrator provides a result more favorable to holders of Awards, in the event of a Change of Control:

          (i) each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable (but only to the extent the Option has not been forfeited or cancelled); and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the purchase or grant price of such Shares under the Award;

          (ii) Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

          (iii) each holder of an Award of Performance Shares for which the performance period has not expired shall receive, in exchange for the surrender of the Award, an amount of cash equal to the product of the number of the Performance Shares that would be issued assuming the target Performance Goals for such Award were met and a fraction, the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

          (iv) each holder of a Performance Share that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share. For purposes of this Section 14, the "value" of a Performance Share shall be based on the Change of Control Price.

          Notwithstanding the foregoing, if the use of the Change of Control Price would cause an Award that would otherwise be exempt from Code Section 409A to become subject to Code Section 409A, then, in lieu of the "Change of Control Price," the Award holder shall be entitled to a cash payment calculated using the Fair Market Value on the date the Award is surrendered.

     15. MISCELLANEOUS.

     (a) Option Grants. The grant of any Option under this Plan is subject to the following provisions:

          (i) A Participant (or other individual with an interest in an Award) shall have no rights as a shareholder of the Company with respect to the shares of Common Stock made subject to an Option unless and until such individual exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option except as permitted by Section 14.

          (ii) The terms of any Option shall be as set forth in a written stock option agreement (an "Option Agreement") in such form as the Administrator shall from time to time determine. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Administrator may deem appropriate. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant have executed an Option Agreement setting forth the grant and the terms and conditions of the Option.

     (b) Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

          (i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent, of an executed irrevocable option exercise form together with irrevocable instructions to a broker dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

          (ii) provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Administrator determines;

          (iii) restrictions on resale or other disposition; and

          (iv) compliance with federal or state securities laws and stock exchange requirements.

     (c) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as an Eligible Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

          (i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

          (ii) a Participant who ceases to be an Eligible Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as an Eligible Director with respect to any Award until such Participant's termination of employment with the Company and its Affiliates;

          (iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes an Eligible Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Affiliates has ceased; and

          (iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

          Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her "separation from service" within the meaning of Code Section 409A.

     (d) Compliance with Rule 16b-3 of the Securities Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the

Securities Exchange Act of 1934, as amended, and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Board or Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

     (e) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

     (f) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors.

     (g) Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

     (h) Governing Law. This Plan, and all agreements under this Plan, shall be construed in accordance with and governed by the laws of the State of Michigan, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Oakland, or the Federal District Court for the Eastern District of Michigan in the State of Michigan.

     (i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and the Plan is not to be construed with reference to such titles.

     (j) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

                                      *****

                              TECHTEAM GLOBAL, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 16, 2007
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    TECHTEAM GLOBAL, INC. AND WILL BE VOTED.

The undersigned hereby appoints William C. Brown and/or Marc J. Lichtman, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of TechTeam Global, Inc., a Delaware corporation (the "Company") to be held at the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan at 10:00 a.m. E.D.T., May 16, 2007, and any adjournment(s) or postponement(s) thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:

1.   Election of directors of the Company:

     Nominees: William C. Brown, Kent Heyman, John P. Jumper, James A. Lynch, Alok Mohan, James G. Roche, Andrew R. Siegel, and Richard R. Widgren.

          [ ] FOR all nominees listed above, except vote withheld from the following nominees (if any):

          [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

2.   Ratification of independent registered public accounting firm for fiscal
     2007:

          [ ] RATIFY the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm.

          [ ] REJECT the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm.

3.   Approval of the TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan:

          [ ]  FOR the 2006 Incentive Stock and Awards Plan.

          [ ]  AGAINST the 2006 Incentive Stock and Awards Plan.

                                (Continues and to be signed on the reverse side)

4. In their discretion on such other matters as may properly come before the meeting.

     MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTORS SET FORTH ABOVE, TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP, AND FOR THE 2006 INCENTIVE STOCK AND AWARDS PLAN.

     This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the proposal(s).

     Copies of the Notice of Meeting dated _________________, 2007 and the Proxy Statement dated _____________, 2007 have been received by the undersigned.

                                        PLEASE DATE AND SIGN HERE


                                        Dated:
                                               ---------------------------------
                                        Name:
                                              ----------------------------------

                                        PLEASE DATE, SIGN, AND RETURN THIS PROXY
                                        IN THE ENCLOSED ENVELOPE PROMPTLY.

                                        [ ]  Please check here if you plan to
                                             attend this meeting.